STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 4915-4418-3891.4 MORTGAGE LOAN AGREEMENT THIS LOAN AGREEMENT (this “Agreement”) is made as of September 30, 2025 (“Closing Date”), by and between STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Lender”), whose address is 8377 E. Hartford Drive, Suite 100, Scottsdale, AZ 85255 and STEAK N SHAKE INC., an Indiana corporation (together with its successors and permitted assigns, “Debtor”), whose address is 107 S. Pennsylvania Street, Suite 400, Indianapolis, IN 46204. Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Exhibit A attached hereto. In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows: Section 1. The Loan. On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Loan to Debtor for the purposes of (i) paying off existing debt, (ii) providing working capital to Debtor, Pledgor and Biglari and (iii) serving general corporate purposes for Debtor, Pledgor and Biglari. For the avoidance of doubt, and subject to the terms and conditions of the Equity Pledge Agreement, Debtor shall have the right to distribute all or any portion of the Loan proceeds to Pledgor and Biglari for the purposes set forth above. The aggregate “Loan Amount” shall be $225,000,000.00. Debtor shall repay the outstanding principal amount of the Loan together with interest thereon, in the manner and in accordance with the terms and conditions of the Note and the other Loan Documents. The Loan shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. Section 2. Collateral. The Loan will be evidenced by the Note and secured by this Agreement, the Mortgages, Equity Pledge Agreement and Security Agreement. Subject to the provisions contained in this Agreement, each of the Franchised Properties shall continue to be leased to Franchisees pursuant to the Leases and, at Closing, Debtor shall assign the Leases to Lender pursuant to the Mortgages. Section 3. Transaction Costs. At Closing, Debtor shall pay all amounts which are due and payable at Closing and are the obligation of Debtor hereunder or under the other Loan Documents, including, without limitation, the Transaction Costs, Debtor’s attorneys’ fees and any Taxes and assessments that are due and payable prior to Closing. Debtor shall be responsible for the payment of all Transaction Costs incurred by Debtor and Lender in connection with the Loan, whether or not the Loan closes; provided, however, that notwithstanding any provision contained in the Agreement, Debtor and Lender shall each be responsible for the payment of the fees and expenses of their respective legal counsel, accountants and other professional advisers. The parties acknowledge the diligence deposit in the amount of $1,400,000 (the “Deposit”) made prior to the date hereof pursuant to the terms of the Commitment. The Deposit shall be credited to Debtor against the Transaction Costs whether or not the Closing occurs hereunder. Any portion of the Deposit remaining after payment of the Transaction Costs shall be promptly refunded to Debtor; provided, however, that in the event that the Loan fails to close for any reason, Lender shall be entitled to retain a portion of the Deposit in the amount of $100,000. The provisions of this Section 3 shall survive Closing or termination of this Agreement for any reason.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 2 4915-4418-3891.4 Section 4. Escrow Agent. Debtor and Lender hereby employ Title Company to act as escrow agent in connection with the transaction described in this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from Lender and Debtor to do so. Debtor and Lender will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to issue the title policies described in Section 10(a). Title Company is authorized to pay, from any funds held by it for Lender’s or Debtor’s respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Lender and Debtor, all charges and obligations payable by them, respectively, in each case, provided the same are in accordance with the settlement statement approved by Lender and Debtor at Closing (the “Settlement Statement”). Debtor will pay all charges payable by it to Title Company in accordance with the Settlement Statement. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and Lender or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its reasonable, documented, out-of-pocket expenses and attorneys’ fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company’s receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company’s agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Debtor and Lender, as applicable. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited, that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with each of the Properties, in each case, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title policy issued pursuant to the provisions thereof. Section 5. Representations and Warranties of Debtor. The representations and warranties of Debtor contained herein are being made by Debtor as of the date of this Agreement and the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein, and shall survive Closing. Debtor represents and warrants to Lender as follows, except as set forth in the Exception Report: (a) Organization and Authority. Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and qualified to do business in any jurisdiction where such the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by Debtor of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Debtor are duly authorized so to do. Debtor is not, and if Debtor is a “disregarded entity,” the owner of such disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” (as those terms are defined by the Internal

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 3 4915-4418-3891.4 Revenue Code of 1986, as amended, and the regulations promulgated thereunder). Debtor’s U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Debtor Parties, and, to Debtor’s knowledge, no individual or entity owning directly or indirectly any interest in any of the Debtor Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations. (b) Enforceability of Documents. Upon execution by the Debtor Parties, as applicable, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Debtor Parties, respectively, enforceable against the Debtor Parties in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, and general principles of equity. (c) Litigation. There are no suits, actions, proceedings or investigations pending or, to Debtor’s knowledge, threatened in writing, against or involving the Debtor Parties or the Properties before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in a Material Adverse Effect. (d) Absence of Breaches, Defaults or Other Rights. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents by the Debtor Parties will not result in any breach or default under any other document, instrument or agreement to which the Debtor Parties are a party or by which the Debtor Parties, the Properties or any of the property of the Debtor Parties is subject or bound, in each case, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any Legal Requirement applicable to the Debtor Parties or the Properties. None of the Debtor Parties or the Properties are subject to any commitment, obligation or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder Lender in making the Loan or exercising any of its rights or remedies under the Loan Documents or prevent or hinder Debtor from fulfilling its obligations under this Agreement or the other Loan Documents. (e) Financial Information. Debtor has delivered to Lender the Financial Information, which Financial Information is true, correct and complete in all material respects and there have been no amendments to the Financial Information since the date of preparation or delivery thereof to Lender Debtor understands that Lender is relying upon such Financial Information and Debtor represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and accurately reflect as of the Closing Date, the financial condition of each individual or entity to which they pertain, in each case, in all material respects. No change has occurred with respect to the financial condition of the Debtor Parties or the Properties as reflected in the Financial Information which has not been disclosed in writing to Lender or which has had, or could reasonably be expected to result in, a Material Adverse Effect. (f) No Insolvency Event. There is no actual Insolvency Event or, to Debtor’s knowledge, any Insolvency Event threatened in writing.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 4 4915-4418-3891.4 (g) Title; First Priority Lien. Fee title to each of the Properties is vested in Debtor, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Upon the proper recording of the Mortgages in the appropriate records and the proper filing of any UCC Financing Statements required to be filed in connection therewith, Lender shall have a first priority lien upon and security interest in each of the Properties pursuant to the Mortgages and the UCC Financing Statements, subject to Permitted Exceptions. (h) No Mechanics’ Liens. Except as insured over by a Title Insurance Policy or disclosed in the Exception Report, to Debtor’s knowledge, there are no delinquent accounts payable (other than any individual delinquent account payable that is not in excess of $50,000), none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or known mechanics’ liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Properties, that are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents. (i) Leases. Debtor has delivered to Lender true, correct and complete copies in all material respects of the Leases relating to each of the Franchised Properties. No person has a possessory interest in the Properties or right to occupy same except under and pursuant to the provisions of the Leases, the Tesla Agreements and any guests or customers of the Properties. The Leases are in full force and effect, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general applicability affecting the rights of creditors generally and general principles of equity. Debtor has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered any of the Leases or any rights thereunder or any interest therein (except such mortgage, pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the Mortgages and except for the liens contemplated pursuant to the Loan Documents), nor has Debtor received any written notice of default from any Franchisee which has not been cured or given any written notice of default to a Franchisee which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a material default by a Franchisee or Debtor under the Leases. (j) Franchisor Provisions. Debtor has delivered to Lender true, correct and complete copies in all material respects of the Franchise Partner Agreements. Each Franchise Partner Agreement is in full force and effect and constitutes the legal, valid and binding obligations of the parties to the Franchise Partner Agreement, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy insolvency, liquidation, reorganization, moratorium and other similar laws of general applicability affecting the rights of creditors generally and general principles of equity. Except as otherwise disclosed to Lender, Debtor has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Franchise Partner Agreements or any rights thereunder or any interest therein (except such mortgage, pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the Mortgages and except for the liens contemplated pursuant to the Loan Documents) and except as set forth in the Exception Report, Debtor has not received any written notice that any Franchisee has made any assignment, pledge or hypothecation of all or any part of its rights or interests in a Franchise Partner Agreement.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 5 4915-4418-3891.4 (k) Licenses and Permits. Except as set forth in the Exception Report, Debtor or Franchisees have, or are in the process of obtaining in the ordinary course of business in connection with the transition of a Property from a Company-Operated Unit to a Franchised Unit (or vice versa), all required licenses and permits, both governmental and private, to use and operate each Property as a Permitted Concept. (l) Utilities; Zoning; Compliance With Laws; Access; Condemnation; Wetlands. To Debtor’s actual knowledge, subject to reasonable inquiry, including based on review of any written notice received, adequate public utilities are available at each of the Properties to permit utilization of each Property as a Permitted Concept. Except as set forth in the Exception Report or disclosed in the zoning reports delivered to Lender in connection with the origination of the Loan, to Debtor’s actual knowledge, subject to reasonable inquiry, including based on review of any written notice received, the Properties are in compliance in all material respects with all applicable zoning requirements and the use of each Property as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements. Except as shown in the property condition reports or the zoning reports delivered to Lender in connection with the origination of the Loan, to Debtor’s actual knowledge, subject to reasonable inquiry, including based on review of any written notice received, Debtor, Franchisees and the Properties are in compliance with all Legal Requirements, except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect. To Debtor’s actual knowledge, subject to reasonable inquiry, including based on review of any written notice received, adequate rights of access to public roads and ways are available to each Property for unrestricted ingress and egress, and otherwise to permit utilization of each Property for use as a Permitted Concept, and all such public roads and ways have been completed and dedicated for public use. To Debtor’s actual knowledge, subject to reasonably inquiry, including based on review of any written notice received, no condemnation or eminent domain proceedings affecting any of the Properties have commenced that would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the surveys or the environmental reports delivered to the Lender in connection with the Closing, to Debtor’s actual knowledge, subject to reasonable inquiry, including based on review of any written notice received, none of the Properties are designated as a wetlands by any Governmental Authority. (m) Condition. Except for matters set forth in the property condition reports or the zoning reports for the Properties delivered to Lender in connection with the Closing, each Property, including the Tangible Personal Property (but excepting any obsolete or worn-out Tangible Personal Property the Debtor Parties intend to replace in the ordinary course of business), is in good condition and repair, well maintained (ordinary wear and tear excepted), fully equipped and operational, free from structural defects, safe and properly lighted, in each case, in all material respects. (n) Environmental. Debtor hereby fully incorporates each and every representation, warranty, covenant and indemnity made by Debtor to Lender in the Environmental Indemnification Agreement as if fully set forth herein. (o) OFAC Compliance. No portion of the Properties has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity. Debtor, and to Debtor’s knowledge, (i) each person or entity owning an interest in each Debtor Party and the Properties; (ii) the property manager, if any, of the Properties; and (iii) each tenant and subtenant at the Properties: (A) is not currently identified on the OFAC List,

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 6 4915-4418-3891.4 and (B) is not a person or entity with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States. (p) Representations and Warranties. No statement of fact made herein or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Debtor which has not been disclosed in writing to Lender which has or is reasonably likely to have a Material Adverse Effect. Section 6. Covenants. Debtor covenants to Lender from and after the Closing Date as follows: (a) Payment of the Note. Debtor shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Note and the other Loan Documents in accordance with the terms set forth in the Note. If the Note is mutilated, destroyed, lost or stolen (a “Lost Note”), Debtor shall promptly deliver to Lender, upon receipt of an affidavit from Lender stipulating that such Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. (b) Organization and Status of Debtor; Preservation of Existence. (i) Each Debtor Party (excluding natural persons) (i) shall be validly existing and in good standing under the laws of its state of incorporation or formation; (ii) solely with respect to Debtor, shall be qualified to do business in the states where the Properties are located; and (iii) shall be qualified as a foreign corporation, partnership or limited liability company in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. Debtor shall preserve its current form of organization and shall not change its legal name or its state of formation. Debtor shall not dissolve or liquidate, in whole or in part. In addition, Debtor shall require, and shall take reasonable measures to comply with the requirement, that no individual or entity owning directly or indirectly any interest in any Debtor Party or any of the Properties is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations. (ii) Debtor shall not amend, alter, change or repeal its articles of incorporation or Debtor’s bylaws, or any provision therein, nor change the law pursuant to which it will be governed, in each case to the extent same would reasonably be expected to have a Material Adverse Effect, without the consent of Lender. Debtor shall not change its primary business existing as of the date of this Agreement nor engage in any business or activity other than its primary business existing as of the date of this Agreement. (c) No Indebtedness. Debtor shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation or assuming liability for the debts of any other Person and Debtor will not hold itself out as being liable for the debts of any other Person), other than Permitted Debt. No indebtedness other than the Loan and the Permitted Exceptions may be secured by the

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 7 4915-4418-3891.4 Properties or the Tangible Personal Property or the Equity Interests in Debtor, or any portion thereof. Upon the occurrence and continuance of an Event of Default, Debtor shall be prohibited from making the Permitted Payments. (d) No Encumbrances. Except for the Permitted Exceptions, Debtor shall not pledge, grant any security interest in, hypothecate or otherwise encumber the Properties or the Tangible Personal Property, or any portion thereof, for the benefit of any other Persons. (e) No Equity Transfer or Pledge. Without limiting the terms and conditions of the Mortgages or the Equity Pledge Agreement, Debtor agrees that, from and after the Closing Date and until all of the obligations under this Agreement, the Note and the other Loan Documents are satisfied in full (the “Obligations”) (other than contingent obligations under the Loan Documents that by their terms survive the repayment in full of the Loan): (i) other than Permitted Transfers, Debtor shall not assign, transfer, or convey any Equity Interests in Debtor (an “Equity Transfer”), whether by operation of law or otherwise without the prior written consent of Lender, which consent will not be unreasonably withheld, considering such matters as the operational experience and financial strength of any such party acquiring an interest in Debtor; and (ii) other than pursuant to the Equity Pledge Agreement or a Permitted Transfer, no Equity Interest shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of any of the Debtor Parties. In addition, no Equity Interests in Debtor, or in any individual or person owning directly or indirectly any interest in any of the Debtor Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Debtor and Lender that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations; and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations. Lender’s consent to an Equity Transfer for which Lender’s consent is required pursuant to this Section 6(e) shall be subject to the satisfaction of such conditions as Lender shall determine in its reasonable discretion, including, without limitation, (1) the execution and delivery of such modifications to the terms of the Loan Documents as Lender shall reasonably request, (2) if applicable, the proposed Equity Transfer having been approved by each of the rating agencies which have issued ratings in connection with any Securitization of the Loan as well as any other rating agency selected by Lender, and (3) the proposed transferee having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications requested by Lender pursuant to clause (1) above). In addition any such consent required from Lender pursuant to the terms of this Section 6(e) shall be conditioned upon payment by Debtor to Lender of (aa) with respect to a direct Equity Transfer with respect to all or substantially all of the interests in Debtor, a fee equal to 1% of the then outstanding principal balance of the Note; and (bb) all reasonable, documented, out-of-pocket costs and expenses actually incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys’ fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon an Equity Transfer in violation of this Section 6(e). The provisions of this Section 6(e) shall apply to every Equity Transfer

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 8 4915-4418-3891.4 regardless of whether voluntary or not, or whether or not Lender has consented to any previous Equity Transfer. (f) Title. (i) Except with respect to those Properties and/or Tangible Personal Property that is released from the lien of the Loan pursuant to the terms hereof, Debtor shall maintain good and marketable fee simple title to the real property comprising each of the Properties, and title to the Tangible Personal Property, free and clear of all liens, encumbrances, charges and other exceptions to title, in each case, except the Permitted Exceptions. Lender shall have a valid first lien upon and security interest in each of the Properties, including the Tangible Personal Property, pursuant to the Mortgages, the Security Agreement and the UCC Financing Statements. (ii) Notwithstanding anything to the contrary herein, provided no Event of Default has occurred and is continuing, Debtor shall have the right at any time prior to the eleventh (11th) month anniversary of the Closing Date to cause title to the Properties to be contributed or otherwise transferred to a wholly owned subsidiary of Debtor (the “Debtor Subsidiary”); provided, that, (i) such Debtor Subsidiary shall execute a joinder to this Agreement and the other Loan Documents in form and substance reasonably acceptable to Lender pursuant to which Debtor Subsidiary shall agree to be jointly and severally liable for all of Debtor’s obligations under the Loan, (ii) Debtor Subsidiary shall assume all of Debtor’s obligations under the Mortgages pursuant to one or more assignments in form and substance reasonably acceptable to Lender, (iii) Debtor shall deliver an equity pledge agreement in favor of Lender in substantially the form of the Equity Pledge Agreement pursuant to which Debtor shall pledge all of its right, title and interest in and to the Equity Interests in Debtor Subsidiary as additional collateral for the Loan, (iv) Debtor Subsidiary shall be a bankruptcy remote special purpose entity, (v) Debtor Subsidiary shall enter into leases with Debtor or applicable franchisees, and (vi) Debtor shall pay all reasonable, documented, out-of-pocket costs and expenses of Lender, including reasonable attorneys’ fees and costs in connection with such transfer. Upon the satisfaction of the foregoing conditions, the Equity Pledge Agreement shall terminate and be of no further force and effect and Lender shall promptly file a release of Pledgor specific to the Equity Pledge Agreement and deliver to Pledgor such documents evidencing such termination and release as Pledgor shall reasonably request. (g) Mechanics’ Liens. Debtor shall be responsible for any and all claims for mechanics’ liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to each of the Properties whether arising prior to or after the Closing Date; provided, however, that Debtor shall have the right, at its own expense, to contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the validity or applicability of any such lien or accounts payable and defer paying the same, provided that no Event of Default has occurred and is continuing and provided that if the amount in dispute exceeds $250,000, Debtor shall provide evidence reasonably acceptable to Lender that such liabilities have been satisfactorily bonded over with third parties. Debtor shall and does hereby agree to defend, indemnify and forever hold Lender and Lender’s designees harmless for, from and against any and all such mechanics’ lien

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 9 4915-4418-3891.4 claims, accounts payable or other commitments relating to each of the Properties; provided, however, that Debtor shall not have any obligation hereunder (x) to the extent that any liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or any of its affiliates or (y) for any consequential, punitive, exemplary and special damages except to the extent paid to a third party. (h) No Encroachments. Except such encroachments as are disclosed in the surveys of the Properties obtained as of the Closing Date, the improvements located on each of the Properties shall not encroach upon or overhang any easement or right-of-way or the land of others (except to the extent permitted or not prohibited by such easement or right-of-way or the beneficiaries thereof) unless the same would not reasonably be expected to have a Material Adverse Effect. (i) Compliance; Environmental. Debtor shall operate each of the Properties as a Permitted Concept. The use and occupation of each of the Properties, and the condition thereof, shall comply in all material respects with all Legal Requirements now or hereafter in effect. In addition, the Debtor Parties shall comply in all material respects with all Legal Requirements now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations, the Americans With Disabilities Act of 1990, and all regulations related thereto, as amended from time to time, and all Anti-Money Laundering Laws, and anti-terrorism laws, now or hereafter in effect. Debtor hereby fully incorporates each and every agreement, covenant and indemnity made by Debtor to Lender in the Environmental Indemnification Agreement as if fully set forth herein. (j) Taxes. (i) Any and all payments by Debtor hereunder or under the Note or any other Loan Document shall be made free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (each, individually, a “Tax” and, collectively, the “Taxes”), except as required by applicable Legal Requirements. If any applicable Legal Requirements (as determined in the good faith discretion of the Debtor) requires the deduction or withholding of any Tax from any such payment by the Debtor, then the Debtor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements. If such Taxes constitute Excluded Taxes, Section 6(j)(iii)(B) below shall not apply. (ii) If any Indemnified Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. Whenever any Indemnified Tax is payable pursuant to applicable Legal Requirements by Debtor, as promptly as practicable thereafter, Debtor shall send to Lender an original official receipt or certified copy thereof showing payment of such Indemnified Tax. Debtor shall indemnify Lender, within 10 days after demand

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 10 4915-4418-3891.4 therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 6(j)(ii)) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Debtor by Lender shall be conclusive absent manifest error. The provisions of this Section 6(j)(ii) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Loan Documents. Any reference under this Section 6(j)(ii) to “Lender” shall be deemed to include any participant, co-Lender and any assignees. (iii) (A) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Debtor, at the time or times reasonably requested by the Debtor, such properly completed and executed documentation reasonably requested by the Debtor as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by the Debtor, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by the Debtor as will enable the Debtor or Lender to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth below in Section 6(j)(iii)(B) below shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (B) If Lender is a United States Person, Lender shall deliver to Debtor, on or about the date on which it becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Debtor), two executed copies of Form W-9 certifying that it is not subject to U.S. federal backup withholding Tax (unless it establishes to the reasonable satisfaction of Debtor that it is otherwise eligible for an exemption from backup withholding Tax or other withholding Tax). If Lender is not a United States Person, Lender shall deliver to Debtor, to the extent legally entitled to do so, on or about the date on which it becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of Debtor), whichever of the following is applicable: (1) two executed copies of (x) Form W-8BEN or W-8BEN-E, establishing an exemption from U.S. federal withholding Tax under an applicable Tax treaty, or (y) two executed copies of Form W-8ECI, (2) if Lender is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Tax Code, (x) a certificate to the effect that Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code, a “10 percent shareholder” of Debtor within the meaning of Section 871(h)(3)(B) of the

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 11 4915-4418-3891.4 Tax Code, or a “controlled foreign corporation” related to Debtor as described in Section 881(c)(3)(C) of the Tax Code (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of Form W-8BEN or IRS Form W 8BEN-E, or (z) two executed copies of Form W-8IMY, accompanied by Forms W-8BEN, W-8BEN-E, W-9, and U.S. Tax Compliance Certificates, for each beneficial owner, as applicable. If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA, Lender shall deliver to Debtor at the time or times prescribed by law and at such time or times reasonably requested by Debtor such documentation prescribed by applicable Legal Requirements for Debtor to comply with its obligations under FATCA. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Debtor in writing of its legal inability to do so. Any reference under this Section 6(j)(iii) to “Lender” shall be deemed to include any participant, co-Lender and any assignees. (C) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6(j) (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (iii)(C) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (iii)(C), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (iii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. Debtor shall file all material tax returns when due and shall pay and discharge prior to delinquency all Taxes, assessments and governmental charges or levies imposed upon it or upon its Properties; provided, however, that Debtor shall not be required to pay or discharge any Tax, assessment, charge or levy that is being contested in good faith and by proper proceedings and with respect to which reserves, in accordance with GAAP, are being maintained by Debtor.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 12 4915-4418-3891.4 (k) Financial Information. Within (x) with respect to the first three (3) fiscal quarters, forty-five (45) days after the end of each calendar quarter and (y) with respect to the fourth fiscal quarter, seventy-five (75) days after the end of the fourth (4th) calendar quarter, and within one hundred twenty (120) days after the end of each fiscal year of Debtor, Debtor shall deliver to Lender (i) complete financial statements of the Debtor Parties, including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; (ii) statements of Restaurant Level Net Cash Flow (as defined below) for the Properties; and (iii) such other financial information as Lender may reasonably request. All such financial statements shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete in all material respects by Debtor (or the Treasurer or other appropriate officer of Debtor). In the event the Properties and business at each of the Properties are ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to each of the Properties with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lender need not be audited, but Debtor shall deliver to Lender copies of any audited financial statements of the Debtor Parties which may be prepared, promptly following the same becoming available. Debtor shall not make or permit any significant change in accounting policies or reporting practices, except for any such change required or permitted by GAAP. Debtor shall also cause to be delivered to Lender copies of any financial statements required to be delivered to Debtor by a Franchisee at any Property. (l) Leases. Debtor may, in the ordinary course of business without Lender’s consent, enter into, amend, modify, terminate or replace any Lease, provided that such Lease (i) is not with an Affiliate of any Debtor Party, (ii) restricts the use of the subject Property to a Permitted Concept, (iii) provides for economic terms, including rental rates and lease terms, that are arms-length and consistent with past practice as determined by Debtor in good faith, (iv) is on commercially reasonable terms, as determined by Debtor in good faith (unless otherwise consented to by Lender) and (v) does not contain any option to purchase or any right of first refusal to purchase. Debtor shall provide to Lender prior to the Closing Date copies of all Leases in effect as of the Closing Date, and following the Closing Date shall provide copies of any new Leases entered into pursuant to the terms hereof promptly following execution thereof. (m) Franchise Partner Agreements. Debtor may, in the ordinary course of business without Lender’s consent, enter into, amend, modify, terminate or replace any Franchise Partner Agreement at the subject Property, provided that such Franchise Partner Agreement (i) is not with an Affiliate of any Debtor Party, (ii) restricts the use of the subject Property to a Permitted Concept (iii) provides for economic terms, including franchise fees and terms, that are agreed to in the ordinary course of Debtor’s business and consistent with Debtor’s past practice and (iv) is on commercially reasonable terms, as determined by Debtor in good faith (unless otherwise consented to by Lender). Debtor shall provide to Lender prior to the Closing Date copies of all Franchise Partner Agreements in effect at the subject Properties as of the Closing Date, and following the Closing Date shall provide copies of any new Franchise Partner Agreements entered into at the subject Properties pursuant to the terms hereof promptly following execution thereof. Debtor shall provide notice to Lender at reasonable intervals during the term of the Loan of any terminated or expired Franchise Partner Agreements.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 13 4915-4418-3891.4 (n) Inspections. Debtor shall, at all reasonable times and upon reasonable prior written notice, subject to applicable law and to any confidentiality agreements to which any Debtor Party is a party, (i) provide Lender and Lender’s officers, employees, agents and advisors, with access to each of the Properties, all drawings, plans, and specifications for each of the Properties in the possession of any of the Debtor Parties, all engineering reports relating to each of the Properties in the possession of any of the Debtor Parties, the files, correspondence and documents relating to each of the Properties, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of each of the Properties (including, without limitation, any of the foregoing information stored in any computer files); and (ii) allow such persons to make such inspections, tests, copies, and verifications as Lender considers necessary in its reasonable discretion. (o) Tangible Personal Property. Debtor shall at all times keep and maintain the Tangible Personal Property in good order, repair and condition and will promptly remove and, except with respect to obsolete Tangible Personal Property, replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair or, if supplies, be consumed in the normal course of Debtor’s business operations. For the avoidance of doubt, Debtor shall have the right to transfer the Tangible Personal Property in the ordinary course of business provided the same is replaced with Tangible Personal Property of substantially similar use, quality and value. Lender shall execute such releases of liens for such Tangible Personal Property as Debtor shall from time to time reasonably request. Debtor shall provide prompt written notice to Lender of the cessation of Debtor’s business operations, or any part thereof, and of any loss or damage by fire or other casualty to any substantial part of the Tangible Personal Property, in each case, to the extent the same would reasonably be expected to have a Material Adverse Effect. (p) Tesla Agreements. Debtor may, without Lender’s consent, enter into, amend, modify, terminate or replace any Tesla Agreement at any Property, provided that such Tesla Agreement is on commercially reasonable terms, as determined by Debtor in good faith and is entered into in the ordinary course of business of Debtor. Debtor shall provide to Lender prior to the Closing Date copies of all Tesla Agreements in effect as of the Closing Date, and following the Closing Date shall provide copies of any new Tesla Agreements entered into pursuant to the terms hereof promptly following execution thereof. (q) Finance Leases. Debtor may, without Lender’s consent, enter into, amend, modify, terminate or replace any Finance Lease, provided that such Finance Lease is on commercially reasonable terms, as determined by Debtor in good faith and is entered into in the ordinary course of business of Debtor. (r) Other Property. For the avoidance of doubt, notwithstanding anything to the contrary herein or in any other Loan Document, except to the extent set forth in the Security Agreement with respect to the Tangible Personal Property located at the Leased Properties, in no event shall this Agreement or any other Loan Document restrict the rights of Debtor to operate its business (or to permit any Franchisee to operate its business) in the ordinary course at any location at which a Permitted Concept is operated that is not a Property hereunder and in no event shall any right, title or interest of Debtor in any such location that is not a Property, nor any rights or property of a Franchisee, be collateral for the Loan.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 14 4915-4418-3891.4 Section 7.Financial Covenants. (a) Fixed Charge Coverage Ratio. Debtor shall at all times keep and maintain (i) a Corporate FCCR of 1.15x (the “Required Corporate FCCR”); provided, however, that Debtor shall have the right at any time during the term of the Loan to make a prepayment of principal (without prepayment penalty) in the amount of Five Million and No/100 Dollars ($5,000,000) (an “Optional Corporate FCCR Prepayment”) and upon the funding of such Optional Corporate FCCR Prepayment, the Required Corporate FCCR hereunder shall automatically decrease by 0.05; provided, further, that, Debtor shall not have the right to make an Optional Corporate FCCR Prepayment hereunder more than two (2) times during the term of the Loan (i.e., the Required Corporate FCCR shall never be less than 1.05x); and (ii) a 4-Wall Fixed Charge Coverage Ratio of (A) with respect to the period beginning on the Closing Date and ending on the second anniversary of the Loan term, 1.90x and (B) with respect to the period following the second anniversary of the Loan term, 2.0x, in each case, with respect to the Properties (collectively and individually, the “Required FCCR”). The Corporate FCCR and the 4-Wall Fixed Charge Coverage Ratio shall each be calculated on a quarterly basis by Debtor and reported to Lender during the term of the Loan, based on the four most recently completed fiscal quarters, on a consolidated basis, beginning on the last day of the first full calendar quarter following the Closing Date. For purposes hereof: “Corporate FCCR” means, using the Debtor’s corporate financials, with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, of (i) the sum of Consolidated Net Income (excluding non-cash income and non-cash gains and losses on investments), any Corporate FCCR Contributions, Depreciation and Amortization, Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses), Operating Lease Expense and non-cash expenses such as impairments to (ii) the sum of Operating Lease Expense, principal payments of long term Debt, principal payments of all Finance Leases and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses). For the avoidance of doubt, Debtor shall have the right to defer or forgive Corporate Office Rent from such calculation and exclude forgiven or deferred rent from the Corporate FCCR calculation on a retroactive basis provided cash is transferred back to Debtor for any Corporate Office Rent that is forgiven. For purposes of calculating the Corporate FCCR, the following terms shall be defined as set forth below: “Consolidated Net Income” shall mean with respect to the period of determination, the net income or net loss of a Person. In determining the amount of Consolidated Net Income, (i) adjustments shall be made for one-time extraordinary gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense, and (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP. “Corporate Office Rent” shall mean any corporate office rent incurred by Debtor. “Debt” shall mean with respect to a Person, and for the period of determination (i) indebtedness for borrowed money, (ii) subject to the limitation set forth in sub item (v) below, obligations evidenced by bonds, indentures, notes or

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 15 4915-4418-3891.4 similar instruments, (iii) obligations under leases which should be, in accordance with GAAP, recorded as Finance Leases, (iv) indebtedness or obligations of a third party utilized to acquire or is secured by any equity in such Person or any assets owned by such Person, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, except for guaranty obligations of such Person, which, in conformity with GAAP, are not included on the balance sheet of such Person. “Depreciation and Amortization” shall mean the depreciation and amortization accruing during any period of determination with respect to a Person, as determined in accordance with GAAP. “Finance Lease” shall mean all leases of any property, whether real, personal or mixed, by a Person, which leases would, in conformity with GAAP, be required to be accounted for as a finance lease on the balance sheet of such Person. The term “Finance Lease” shall not include any operating lease “Interest Expense” shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of a Person, as determined in accordance with GAAP. “Operating Lease Expense” shall mean the sum of all payments and expenses incurred by a Person, under any operating leases during the period of determination, as determined in accordance with GAAP. “4-Wall Fixed Charge Coverage Ratio” means with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined based on property level cash flow statements with respect to the Properties (including any that are a Franchised Unit) similar in form and substance to what was presented to Lender during the approval process for this transaction, of (i) the sum of Restaurant Level Net Cash Flow to (ii) 4-Wall Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses). For purposes of calculating the 4-Wall Fixed Charge Coverage Ratio the following terms shall be defined as set forth below: “Restaurant Level Net Cash Flow” shall mean with respect to the period of determination, the net income or net loss of each Property, which shall be calculated as (i) all revenue from such Property, less (ii) all costs of sales, restaurant operating expenses and other operating expenses (including property taxes, insurance, direct marketing expenses and other miscellaneous expenses from such Property). “4-Wall Interest Expense” shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of the Loan, as determined in accordance with GAAP. (b) Mandatory Prepayment of Principal. If Debtor is determined to have failed to meet the 4-Wall Fixed Charge Coverage Ratio covenant as of any quarterly test date, Debtor shall, within twenty-one (21) days of the date of determination, make a

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 16 4915-4418-3891.4 prepayment of principal (without prepayment penalty) in an amount sufficient for Debtor to satisfy the 4-Wall Fixed Charge Coverage Ratio covenant (a “Mandatory Prepayment”) on a proforma basis using the 4-Wall Interest Expense calculated to include such paydown of the Loan. No Prepayment Premium shall be due and payable in connection with such Mandatory Prepayment. (c) Cure of Corporate FCCR. If Debtor fails, or reasonably anticipates failing, to meet the Corporate FCCR covenant as of any scheduled quarterly test date, no Event of Default shall be deemed to have occurred hereunder provided that Debtor shall, on or prior to the date that is ten (10) Business Days following the scheduled date of determination, cause its direct or indirect owners to fund an equity contribution to Debtor in an amount sufficient to cause Debtor to satisfy the Corporate FCCR covenant (a “Corporate FCCR Contribution”), which such Corporate FCCR Contribution shall be applied on a proforma basis with respect to the subsequent fourth quarter; provided, however, that, in no event shall Debtor have the right to cause its direct or indirect owners to make a Corporate FCCR Contribution more than (i) two (2) times in any twelve (12) month period and (ii) five (5) times in the aggregate during the term of the Loan. Lender, at Lender’s sole discretion upon at least ten (10) Business Days prior written notice to Debtor, may require Debtor to make a prepayment of principal in the amount of the Corporate FCCR Contribution. No Prepayment Premium shall be due and payable in connection with such prepayment. Section 8. Survival. Except for the conditions of Closing set forth in Section 9 hereof, which shall be satisfied or waived as of the Closing Date, all representations and warranties of Debtor and Lender set forth in this Agreement shall be and will remain true and complete in all material respects as of the Closing Date (or if later, the date on which the Loan is disbursed), and as of any future date or time contemplated by any such representation or warranty. All covenants, agreements, obligations and indemnities of Debtor and Lender set forth in this Agreement shall be and will remain true and complete in all material respects as of and subsequent to the Closing Date as if made and restated in full as of such time, and shall survive the Closing. Section 9. Actions by Lender. Debtor agrees that, if an Event of Default has occurred and is continuing, Lender may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are the responsibility of Debtor under this Agreement or the other Loan Documents if Debtor fails to timely pay, perform or discharge the same, and all reasonable, documented, out-of-pocket amounts expended by Lender in so doing or in respect of or in connection with the Mortgaged Property shall become part of the obligations secured by the Loan Documents and shall be immediately due and payable by Debtor to Lender within ten (10) Business Days of demand therefor and shall bear interest at the Default Rate. Debtor agrees that, except as specifically amended, released or otherwise agreed to in writing by Lender, the Loan Documents shall remain in full effect, without waiver or surrender of any of Lender’s rights thereunder, notwithstanding any one or more of the following: (a) extension of the time of payment of the whole or any part of the Note; (b) any change in the terms and conditions of the Note; (c) substitution of any other evidence of indebtedness for the Note; (d) acceptance by Lender of any collateral or security of any kind for the payment of the Note; (e) surrender, release, exchange or alteration of any Mortgaged Property or other security, either in whole or in part; or (f) release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of Lender against Debtor or any other guarantors or other party secondarily or additionally liable for the payment of the Note; provided, however, that nothing in this Section 9 shall be deemed to modify the requirement that any amendment or

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 17 4915-4418-3891.4 modification of this Agreement or any other Loan Document to which Debtor is a party shall require the signature of Debtor. Section 10. Closing Conditions. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions as of the Closing Date: (a) Title. Fee title to the Properties shall be vested in Debtor, free of all liens, encumbrances, restrictions, encroachments and easements, except the Permitted Exceptions and the liens created by the Mortgages and the UCC Financing Statements. Debtor shall be the owner of all of the Tangible Personal Property located on or at the Properties free and clear of all liens, encumbrances, charges and security interests, except the Permitted Exceptions and the liens created by the Mortgages and the UCC Financing Statements and any purchase money security interests. Lender shall have received for each of the Properties a preliminary title report and irrevocable commitment to insure title in the aggregate amount of the Loan relating to each of the Properties by means of a mortgagee’s, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Properties are located) issued by Title Company showing Debtor vested with good and marketable title fee title in each of the Properties, committing to insure Lender’s first priority lien upon and security interest in each of the Properties subject only to Permitted Exceptions, and containing such endorsements as Lender may reasonably require. (b) Condition of Properties. Lender shall have inspected and approved, in its sole discretion, the Properties and the Tangible Personal Property. (c) Survey. Subject to the last sentence of this clause (c), Lender shall have received a current “as-built” ALTA survey of each of the Properties, the form and substance of which shall be satisfactory to Lender in its sole discretion. Debtor shall have provided Lender with evidence satisfactory to Lender that the location of each of the Properties are not within the 100-year flood plain or identified as a special flood hazard area as defined by the appropriate Governmental Authority, or if any Property is located in such a flood plain or special flood hazard area, Debtor shall provide Lender with evidence of flood insurance maintained on such Property in amounts and on terms and conditions reasonably satisfactory to Lender. In connection with any existing surveys provided by Debtor to Lender prior to the Closing Date, Debtor shall provide to Lender an “Affidavit of No-change” in form and substance reasonably acceptable to Lender and Title Company, Lender hereby agreeing that the foregoing shall be sufficient for purposes of Closing, provided that Debtor shall use commercially reasonable efforts to obtain new surveys following the Closing Date. (d) Environmental. Lender shall have completed such environmental due diligence of the Properties as it deems necessary or advisable in its sole discretion, including without limitation, its review and approval of a Phase I environmental report (and a Phase II environmental report, if necessary), for each of the Properties, along with reliance letters issued for the benefit of Lender, and Lender shall have approved the environmental condition of the Properties in its sole discretion. (e) Valuations. Lender shall have completed such site inspections and valuations of the Properties as it deems necessary or advisable in its sole discretion for

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 18 4915-4418-3891.4 each of the Properties and Lender shall have approved the valuation of the Properties in its sole discretion. (f) Zoning. Debtor shall have provided Lender with evidence reasonably satisfactory to Lender that each Property is properly zoned for use as a Permitted Concept and that such use constitutes a legal, conforming use under applicable zoning requirements. (g) Compliance With Representations, Warranties and Covenants. All obligations of Debtor under this Agreement to be performed on or prior to the Closing Date shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents, by the Debtor Parties pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by Lender which has had or would have a Material Adverse Effect on the Properties, the Mortgaged Property, the Debtor Parties or Lender’s willingness to consummate the transaction contemplated by this Agreement, as determined by Lender in its sole and absolute discretion. (h) Proof of Insurance. Debtor shall have delivered to Lender certificates of insurance showing that all insurance coverages and limits as set forth on Exhibit C attached hereto and incorporated herein, are in full force and effect. Notwithstanding the foregoing, it shall not be a condition to Closing hereunder that Lender shall be named as an “additional insured”, a “mortgagee” and/or a “loss payee” (as applicable) on all property and liability policies of Debtor and the Franchisees at each Property as required pursuant to clause (e)(viii) of Exhibit C attached hereto (the “Insurance Condition”), provided that Debtor shall use commercially reasonable efforts to cause the Insurance Condition to be satisfied as soon as reasonably possible following the Closing Date. (i) Opinions of Counsel. Debtor shall have caused the preparation and delivery of the Opinions of Counsel. (j) Evidence of Ownership; Searches. Lender shall have received reasonably satisfactory evidence that the Tangible Personal Property is owned by Debtor free and clear of all liens and encumbrances other than Permitted Exceptions, and Lender shall have received and approved such UCC, bankruptcy, judgment and litigation searches as Lender shall require. (k) Taxes; Other Assessments. Debtor shall have paid all Taxes and other assessments and charges relating to the Properties which are delinquent on or prior to the Closing Date as well as Taxes and other assessments and charges due and payable but not yet delinquent but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 10(a). (l) Certificates; Organizational Documents. Debtor shall have delivered to Lender certificates reasonably requested by Lender, in form and substance satisfactory to Lender, dated as of the date hereof, with appropriate insertions and attachments, including, without limitation, certified copies of all organizational documents of Debtor; good standing certificates from the state of formation with respect to the Debtor Parties,

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 19 4915-4418-3891.4 and appropriate resolutions and/or consents authorizing the transactions contemplated by the Loan Documents. (m) Closing Documents. At or prior to the Closing Date, Lender and the Debtor Parties, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Lender, or as Lender may otherwise direct, the Loan Documents and such other documents, payments, instruments and certificates, as Lender may require in form acceptable to Lender. (n) Updated Financial Information. Prior to the Closing Date, Lender shall have received satisfactory financial statements of Debtor and such other financial information as reasonably requested by Lender. Upon fulfillment or waiver of all of the above conditions, Lender shall deposit funds necessary to close this transaction with Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement. Section 11. Default. Each of the following shall be deemed an event of default by Debtor (each, an “Event of Default”): (a) If any representation or warranty of any Debtor Party set forth in any of the Loan Documents is false in any material respect, or if any Debtor Party renders any written statement or account that is false in any material respect, in each case, unless the fact underlying such representation or warranty or statement or account is capable of being cured (and is cured) by the Debtor within thirty (30) days after the Debtor’s actual knowledge thereof. (b) If any principal, interest or other monetary sum due under the Note, the Mortgages or any other Loan Document is not paid when due and (other than any such amounts due on the maturity date for the Loan) such non-payment under this clause (b) continues for three (3) Business Days following notice to Debtor that the same is due and payable; provided, however, Lender shall not be required to provide prior written notice more than twice in any twelve(12) month period. (c) If Debtor fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement or the other Loan Documents; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by Lender in its sole discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its sole discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from Lender. If Debtor shall fail to correct or cure such failure within such period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 20 4915-4418-3891.4 (d) If there is an “Event of Default” under any other Loan Document (beyond all applicable notice and cure periods). (e) If there is any Insolvency Event. Section 12. Remedies. Upon the occurrence and during the continuance of an Event of Default: (a) Acceleration. Lender may declare all or any part of the obligations of Debtor under this Agreement, the Note and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Debtor hereby waives notice of intent to accelerate the obligations secured by the Mortgages and notice of acceleration. Thereafter, Lender may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note, the Mortgages or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender’s right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender. (b) Franchise Partner Fees. Lender shall, at the option of Lender and in addition to such other rights and remedies as may be afforded to Lender, have the right, without giving notice to or obtaining the consent of Debtor, to exercise, enforce or avail itself of any of the rights, powers, privileges, authorizations or benefits assigned and transferred to Lender pursuant to this Agreement with respect to the Franchise Partner Agreements, including, without limitation, the right to collect all Franchise Partner Fees. From and after the occurrence of an Event of Default, Debtor does hereby irrevocably appoint Lender as Debtor’s true and lawful attorney, with full power (in the name of Debtor or otherwise) to ask, require, demand, receive and give acquittance for every payment under or arising out of the Franchise Partner Agreements to which Debtor is or may become entitled. Debtor declares that this appointment is coupled with an interest and shall be irrevocable by Debtor and shall terminate only upon the payment of all sums due Lender, and Debtor hereby releases Lender from all liability (other than as a result of the gross negligence or willful misconduct of Lender or its employees, representatives or agents) whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto. Debtor further agrees to execute any and all other instruments deemed reasonably necessary by Lender to further the intent of the foregoing and rights of Debtor with respect to the Franchise Partner Fees. Lender shall deposit all Franchise Partner Fees in an account under the dominion and control of Lender. Franchise Partner Fees collected by Lender shall be released from this account to pay any and all amounts due to in connection the Loan. Excess funds held in the account shall be held by Lender as collateral for the Loan. Any excess funds held in the account shall be released to Debtor upon a cure of the Event of Default (other than through the payment to Lender of Franchise Partner Fees received by Lender).

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 21 4915-4418-3891.4 Section 13. Lender Assignments. (a) Subject to Section 13(c), Lender may assign in whole or in part its rights under this Agreement and the other Loan Documents, including, without limitation, in connection with any Securitization. Upon any unconditional assignment of Lender’s entire right and interest hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein. On and after the date of any assignment, then, (i) all references to Lender in this Agreement and the other Loan Documents shall include such assignee or assignees to the extent of such assignment; (ii) all notices required to be delivered to Lender under this Agreement and the other Loan Documents shall be delivered to such assignee; and (iii) any action permitted to be taken by Lender hereunder, including, without limitation, pursuant to Section 12 of this Agreement, may be taken by such assignee or assignees. (b) In the event that any CP Conduit is an assignee or the holder of a security interest in any of Lender’s rights under this Agreement and the other Loan Documents, then to the extent set forth in any notice thereof provided to Debtor, the parties hereto acknowledge and agree that any agent for such CP Conduit or its creditors may act on behalf of such CP Conduit (or its creditors, as applicable) hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by such CP Conduit (or its creditors, as applicable) in accordance with the commercial paper program documentation and related credit enhancement documentation governing such CP Conduit, provided copies of the same have been provided to Debtor together with the notice above. (c) Notwithstanding the foregoing or anything to the contrary herein, in no event shall Lender assign in whole or in part its rights under this Agreement and the other Loan Documents, including, without limitation, in connection with any Securitization, to any Restricted Party set forth on Exhibit G attached hereto. Debtor shall have the right to make reasonable updates to Exhibit G from time to time upon (3) Business Days prior written notice to Lender, subject to Lender’s reasonable approval. (d) At the request of Lender, Debtor shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, a register (the “Register”) for the recordation of the names and addresses of Lender and any other lender or co-Lender, and the principal amounts (and stated interest) under the Loan Documents owing to Lender and each other lender or co-Lender pursuant to the terms of the Loan Documents from time to time, in a manner that shall cause the Loan to be considered to be in registered form for purposes of Sections 163(f), 871(h)(2) and 881(c)(2) of the Tax Code. The entries in the Register shall be conclusive absent manifest error, and Debtor, Lender and other lenders and co-Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Debtor, Lender and any other lender of co-Lender, at any reasonable time and from time to time upon reasonable prior notice. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Debtor may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Debtor or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 22 4915-4418-3891.4 If the Registrar has not been appointed to maintain the Register, the transfer of the Note may be effected only by surrender of the Note and the reissuance by Debtor of the Note to the transferee. Section 14. No Debtor Assignments. Debtor shall not, without the prior written consent of Lender, sell, assign, transfer, mortgage, convey, encumber or grant any rights or interests of any kind under this Agreement or the other Loan Documents Section 15. Securitizations and Other Transactions. (a) As a material inducement to Lender’s willingness to complete the transactions contemplated by this Agreement and the other Loan Documents, Debtor hereby acknowledges and agrees that Lender may, from time to time and at any time, (i) advertise, issue press releases, send direct mail or otherwise disclose information regarding the transaction contemplated herein for marketing purposes (provided Debtor is given the opportunity to review the same before issuance thereof); and (ii) engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other laws: (A) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of the Note, this Agreement or any other Loan Document, Lender’s right, title and interest in the Note, this Agreement or any other Loan Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing; or (B) a Securitization and related transactions (a “Secondary Market Transaction”). Debtor agrees to use all reasonable efforts and to reasonably cooperate with Lender with respect to all reasonable requests of Lender relating to the foregoing, which includes, without limitation, with respect to the activities described in subsection (b) below, providing financial information, financial and other data, and other information and materials which would reasonably and customarily be required by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to any of the foregoing, subject to applicable law and any confidentiality agreements to which Debtor is subject; provided, however, that nothing in this clause (a) shall result in any increase in any Debtor Party’s obligations or in a decrease in any Debtor Party’s rights under the Loan Documents, in each case, without Debtor’s prior written consent. (b) Notwithstanding any provision contained herein, upon request at any time (including, without limitation, after Closing), Debtor will provide to Lender, any and all financial information and/or financial statements (and in the form or forms) (i) requested by Lender in connection with Lender’s filings with or disclosures to any Governmental Authority, including, without limitation, the financial statements required in connection with the Securities and Exchange Commission registration statements of Lender, or any Affiliate of Lender, as described in Staff Accounting Bulletins 71 and 71A as issued under the Securities Act of 1933, as amended; or (ii) as reasonably requested by Lender, in each case, to the extent the same is within Debtor’s possession and control, subject to applicable confidentiality obligations, and which Debtor may redact to the extent required to comply with applicable Legal Requirements. (c) Subject to Section 15(e), Debtor consents to Lender providing the disclosures described in this Section 15, as well as any other information which Lender may now have or hereafter acquire with respect to the Properties or the financial condition of the Debtor Parties to each purchaser, transferee, assignee, servicer, participant,

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 23 4915-4418-3891.4 investor or rating agency involved with respect to each Secondary Market Transaction. Lender and Debtor (and their respective Affiliates) shall each pay their own attorneys’ fees and other out-of- pocket expenses incurred in connection with the performance of their respective obligations under this Section. (d) Notwithstanding anything to the contrary herein, except as otherwise provided by Legal Requirements, Lender shall keep all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (i) to any of their respective Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (ii) as reasonably requested by any bona fide assignee, participant or other transferee in connection with the contemplated transfer of any Note or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (iii) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (iv) to Lender’s or Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information and either have a legal obligation to keep such information confidential or agree to keep such information confidential in accordance with the terms of this Section); (v) in connection with any Secondary Market Transaction; (vi) if an Event of Default exists, to any other Person, as deemed reasonably necessary by Lender in connection with the exercise by Lender of its rights hereunder or under any of the other Loan Documents; and (vii) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a non-confidential basis from a source other than the Borrower or any Affiliate. (e) Notwithstanding the foregoing or anything to the contrary herein, in no event shall any Secondary Market Transaction be permitted with respect to all or any portion of the Loan to the extent such Secondary Market Transaction involves a Restricted Party. (f) The provisions of this Section 15 shall survive the Closing. Section 16. Indemnity; Release. Debtor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, reasonable, out-of-pocket losses, reasonable, out-of-pocket costs, reasonable, out-of-pocket expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable, out-of-pocket attorneys’ fees, court costs and other costs of defense) but in all events excluding any consequential, punitive, exemplary and special damages except to the extent paid to a third party (collectively, “Losses”) (excluding Losses suffered by an Indemnified Party directly arising out of any Indemnified Party’s bad faith, gross negligence or willful misconduct; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Lender’s interest in the Properties or Lender’s failure to act in respect of matters which are or were the obligation of Debtor under the Loan Documents or a breach by Lender under this Agreement or any other Loan Document), imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 24 4915-4418-3891.4 more of the following: (a) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Properties; (b) any disclosures of information, financial or otherwise, (i) made by Lender or Lender’s employees, officers, members, managers, agents or any third party pursuant to the terms of Section 15 of this Agreement, or (ii) obtained from any credit reporting agency with respect to Debtor, any guarantor of the Loan, any Affiliate of Debtor, any of the other Debtor Parties or any operator or lessee of the Properties; or (c) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations of any Debtor Party pursuant to this Agreement; or (d) the failure of Debtor to satisfy the Insurance Condition. Debtor fully and completely releases, waives and covenants not to assert any claims, liabilities, actions, defenses, challenges, contests or other opposition against Lender, however characterized, known or unknown, foreseen or unforeseen, now existing or arising in the future, relating to this Agreement and affecting the Properties, in each case, to except to the extent directly arising out of any Indemnified Party’s bad faith, gross negligence or willful misconduct or a breach by Lender under this Agreement or any other Loan Document. In addition to the foregoing, Debtor hereby fully incorporates each and every indemnity and release made by Debtor to Lender in the Environmental Indemnification Agreement as if fully set forth herein. Section 17. Collateral Assignment of Franchise Partner Agreements. As security for the payment and performance by Debtor of its obligations with respect to the Loan, Debtor hereby collaterally assigns, transfers, sets over and grants to Lender, a security interest in any and all of Debtor’s right, title and interest, powers, privileges and other benefits as franchisor under each and every Franchise Partner Agreement at a Property, including, without limitation, subject to the terms of the Leases and the Franchise Partner Agreements: (i) any amounts payable to Debtor, including franchise fees, rents (under the Leases or otherwise), sales and profit sharing and any proceeds thereof (collectively, “Franchise Partner Fees”); (ii) any right to enter upon, take possession of the subject Property and use any and all personal property located at the subject Property; (iii) the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of Debtor under the Franchise Partner Agreement; and (iv) the right to do any and all other things whatsoever which Debtor is or may become entitled to do under the Franchise Partner Agreement; provided, however, that Lender shall not exercise any of the foregoing unless an Event of Default has occurred and is continuing. Section 18. Right of First Refusal (a) Offer. Subject to the terms and conditions set forth in this Section 18, if Debtor desires to enter into a sale-leaseback transaction with respect to any or all of the Properties and receives a bona fide written offer from a third party which offer is in all respects acceptable to Debtor, Debtor shall deliver a complete copy of such bona fide third party offer to Lender (“Third Party Offer”). Within thirty (30) days of Lender’s receipt of such Third Party Offer from Debtor, and a written statement of Debtor’s desire to sell and leaseback the Properties in accordance with such Third Party Offer, Lender shall have the right to deliver an offer to Debtor (“S/L Offer”) to purchase Debtor’s interest in any such Properties for the amount of and on the same terms set forth in the Third Party Offer (the “Subject Purchase Price”) and lease the Properties back to Debtor on the lease terms set forth in the Third Party Offer. Lender shall complete such purchase, subject to the satisfaction of each of the terms and conditions set forth in Section 18(b) below.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 25 4915-4418-3891.4 (b) Conditions Precedent. (i) The purchase of Debtor’s interest in the Properties pursuant to Section 18 shall be subject to the fulfillment of all of the following terms and conditions: (1) no Event of Default shall have occurred and be continuing hereunder or under the other Loan Documents; and (2) the Subject Purchase Price shall be applied to all amounts due and owing under this Agreement and the other Loan Documents and any outstanding principal remaining under the Note, with Debtor paying any and all amounts that remain outstanding under the Loan in the event the S/L Offer relates to all Properties, and a pro rata share (based on the applicable allocated loan amounts) if such S/L Offer relates to less than all of the Properties. A Prepayment Premium (as defined in the Note) shall not be due in connection Lender’s purchase of the Properties in connection with an S/L Offer. (ii) Debtor and Lender shall enter into a purchase and sale agreement for the Properties on the terms and provisions of the S/L Offer. Section 19. Substitution Right. Subject to the provisions of this Section 19, Debtor shall have the right to substitute like-kind assets for the Properties (including, at Debtor’s option in its sole discretion, in connection with any Casualty (as defined in the Mortgage) with respect to any Property for which the Insurance Condition has not yet been satisfied) from time to time without the consent of Lender; provided, however, (i) Debtor shall not have any such substitution right if the substitution of any Property would cause Lender to recognize income or gain from a “prohibited transaction” as defined under Section 857(b)(6) of the Code or such substituted like- kind asset is not “real property” under Section 856 of the Code; (ii) not more than 10% of the Properties over the Term shall be substituted (provided, however, that once such 10% threshold has been reached, additional Properties may nevertheless be substituted pursuant to this Section 19 with the prior written approval of Lender, not to be unreasonably withheld); and (iii) any proposed substitution shall be subject to the terms contained in Section 19(a) below. (a) Conditions. If Debtor elects to conduct a substitution such that another unencumbered property location or locations (each, a “Substitute Property”) is substituted for a Property being released (each, a “Replaced Property”), the substitution shall comply with the following: (i) Lender shall have received at least thirty (30) days’ prior written notice requesting the substitution and identifying the Substitute Property and Replaced Property. (ii) The Substitute Property (A) shall be a Permitted Concept, in good condition and repair, ordinary wear and tear excepted; and (B) shall be made subject to this Loan Agreement with no decline in the amount of the Loan or any other amounts due in connection with the Loan. (iii) Lender shall have received a current appraisal performed by an MAI Appraiser (in form and substance reasonably satisfactory in all respects to Lender) of the Substitute Property prepared within thirty (30) days prior to the release and substitution date (the “Substitution Date”) showing an appraised value equal to or greater than the appraised value of the Replaced Property as of the Substitution Date and as of the Closing Date.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 26 4915-4418-3891.4 (iv) If the Replaced Property is part of a Securitization pursuant to Section 15, Lender shall have received confirmation from the rating agency (or agencies, if applicable) to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the securities issued in connection with the Securitization that are then outstanding. Lender shall use commercially reasonable efforts to obtain the confirmation required by this clause (iv). (v) Omitted. (vi) No Event of Default shall have occurred and be continuing and Debtor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Documents on Debtor’s part to be observed or performed. Lender shall have received a certificate from Debtor confirming the foregoing, stating that the representations and warranties of Debtor contained in this Agreement are true and correct in all material respects on and as of the Substitution Date (or if untrue, providing details regarding the same), with respect to Debtor, the Properties and the Substitute Property and containing any other representations and warranties with respect to Debtor, the Properties and the Substitute Property as Lender may reasonably require. Lender may object in its reasonable discretion to any material exceptions as to the representations and warranties set forth in Debtor’s certificate. (vii) Lender shall have received a preliminary title report and irrevocable commitment to insure title by means of a lender’s policy of title insurance for the Substitute Property issued by the Title Company committing to insure Lender’s first priority lien of Lender’s Mortgage encumbering the Substitute Property, subject only to Permitted Exceptions and containing such coverage and endorsements as Lender may reasonably require. Lender also shall have received a pro forma title policy endorsement or a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot. (viii) Lender shall have received a current ALTA survey of the Substitute Property, the form of which shall be reasonably acceptable to Lender and sufficient to cause the standard survey exceptions set forth in the title policy referenced above to be deleted. (ix) Lender shall have inspected and approved the Substitute Property utilizing, among other things, its property diligence and underwriting criteria, including without limitation, (x) completion of a property condition report with respect to the Substitute Property concluding that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste, subject to ordinary wear and tear; and (y) completion of such environmental due diligence of the Substitute Property as Lender deems necessary or advisable in its reasonable discretion, including but not limited to, receiving an environmental report and/or an environmental insurance policy with respect to the Substitute Property (if deemed necessary or appropriate in Lender’s reasonable discretion).

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 27 4915-4418-3891.4 (x) Debtor shall have paid for all of Lender’s reasonable, documented, out-of-pocket costs incurred with respect to such proposed substitution, including, without limitation, Lender’s third-party inspection costs and expenses with respect to the Substitute Property and any reasonable, documented, out-of-pocket costs associated with the release of the applicable Mortgage. Debtor shall be solely responsible for the payment of all reasonable, documented, out-of-pocket costs resulting from such proposed substitution, regardless of whether such substitution is consummated, including, without limitation, the cost of title insurance and endorsements for Lender, survey charges, stamp taxes, mortgage taxes, escrow and recording fees, the cost of environmental due diligence undertaken pursuant to this Section 19(a), the cost of the appraisal, any taxes imposed on Lender as a result of such substitution, any reasonable costs and expenses of the rating agency (or agencies), if applicable, incurred in connection with the substitution and the reasonable attorneys’ fees and expenses of counsel to Debtor and Lender. (xi) Lender shall have received quarterly and annual operating statements, in substantially the same form as provided with respect to the Properties, for the Substitute Property for the most current completed quarter and fiscal year and comparable operating statements for the Replaced Property, each certified by Debtor to Lender as being true and correct in all material respects and a certificate from Debtor certifying that, to Debtor’s knowledge, there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements. In the event that the Substitute Property has recently opened for business at the time of substitution so that a current operating statement is not available, Debtor shall deliver a pro forma operating statement reasonably acceptable to Lender for such Substitute Property. (xii) Debtor shall deliver, or cause to be delivered, with respect to Debtor and the Substitute Property, such legal opinions as Lender may reasonably require in form and substance reasonably acceptable to Lender, limited however, to Debtor and the Substitute Property (but also addressing such matters unique to the Substitute Property as may be reasonably required by Lender). (xiii) Debtor shall have executed such documents as may be reasonably required by Lender as a result of such substitution, including amendments to the Loan Documents (the “Substitute Documents”), all of which documents shall be in form and substance reasonably satisfactory to Lender, provided, however, that no such Substitute Documents shall increase the obligations of any Debtor Party or decrease the rights of any Debtor Party. (xiv) Debtor shall deliver an officer’s certificate certifying that the requirements set forth in this Section 19(a) have been satisfied. (b) Closing. Upon satisfaction of the foregoing conditions set forth in Section 19(a), (i) the Substitute Property shall be deemed substituted for the Replaced Property; (ii) the Substitute Property shall be referred to herein as a “Property” and included within the definition of “Properties”; (iii) the Substitute Documents shall be dated as of the date of the substitution; and (iv) the Replaced Property shall be released from the Mortgage. For the avoidance of doubt, in connection with any proposed sale of any Property by Debtor, or, at Debtor’s option in its sole discretion, in connection with any Casualty (as defined in

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 28 4915-4418-3891.4 the Mortgage) with respect to any Property for which the Insurance Condition has not yet been satisfied, Debtor shall have the right, in its sole discretion, subject to satisfaction of the applicable conditions herein, to elect to either (x) substitute such Property with a Substitute Property pursuant to this Section 19 or (y) cause such Property to be released from the lien of the Loan Documents subject to and in accordance with Section 20 below. Section 20. Partial Release. Debtor shall have the right from time to time (including, at Debtor’s option in its sole discretion, in connection with any Casualty (as defined in the Mortgage) with respect to any Property for which the Insurance Condition has not yet been satisfied) to sell a Property and request that such Property be released from the applicable Mortgage and UCC liens securing the Loan. Upon satisfaction of all conditions stated below, Lender will release the Property from the Mortgage and UCCs and all liens and encumbrances contained in the Loan Documents pursuant to forms of release reasonably requested by Debtor: (a) No Event of Default shall exist under the Loan Documents as of the date of the requested release; (b) Debtor shall have provided Lender a true and complete copy of a bona fide, arms-length contract for the sale of the subject Property (“Sale Contract”) to a third party unaffiliated with Debtor (“Buyer”); (c) Debtor shall make written request to Lender to release the subject Property at least fifteen (15) days prior to the requested effective date of the release; (d) Debtor shall pay all reasonable, documented, out-of-pocket costs and expenses of Lender related to the release of the Property; (e) Debtor shall have provided Lender a pro forma settlement statement reflecting the total sale price for the Property under the Sale Contract and all closing- related costs and expenses incurred by Debtor and Buyer; and (f) Lender shall have received the Release Amount (as defined below) from Debtor. The "Release Amount" shall be the amount equal to the greater of (i) the net proceeds payable to Debtor for the sale of the subject Property after application of usual and customary closing costs and expenses paid by Debtor as reasonably confirmed by Lender; and (ii) $1,800,000.00. The Release Amount received by Lender shall be applied as a prepayment of principal received under and in accordance with the Note. No Prepayment Premium shall be payable in connection with the release of the first eight (8) Properties released pursuant to this Section 20 provided the applicable Release Amount has been paid in full for such released Property as set forth in this Section 20; thereafter, the payment of the Release Amount in connection with the release of any Property shall be accompanied by the applicable Prepayment Premium in accordance with the Note. (g) Notwithstanding the foregoing, in no event shall Debtor be permitted to obtain a release of more than twelve (12) Properties in the aggregate during the term of the Loan. Section 21. Miscellaneous. (a) Transaction Characterization. It is the intent of the parties that the Loan Documents evidence one unitary, unseverable transaction pertaining to the Properties.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 29 4915-4418-3891.4 Debtor acknowledges that the Loan is cross-defaulted and cross-collateralized, and that such cross-default and cross-collateralization is a material inducement to Lender making the Loan. It is the intent of the parties hereto that the business relationship created by this Agreement and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in this Agreement or the other the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Debtor and Lender, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Debtor. (b) Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery; (ii) express overnight delivery service; (iii) email or facsimile transmission; or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (A) receipt, if hand delivered; (B) the next Business Day, if delivered by reputable express overnight delivery service; (C) receipt of confirmation of email or facsimile transmission; or (D) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses specified below: to Debtor: Steak n’ Shake Inc. 107 S. Pennsylvania St, Suite 400 Indianapolis, IN 46204 Attention: Chris Evens & Cory Ferguson Email: chris.evens@steaknshake.com; and cory.ferguson@steaknshake.com Copy to: Biglari Holdings Inc. 19100 Ridgewood Parkway, Suite 1200 San Antonio, Texas 78259 Attention: Bruce Lewis Email: bruce.lewis@biglariholdings.com And to: Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Conray Tseng Email: conray.tseng@lw.com to Lender: STORE Capital Acquisitions, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, AZ 85255 Attention: Asset Management Email: customerservice@storecapital.com

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 30 4915-4418-3891.4 copy to: Kutak Rock LLP 2001 16th Street, Suite 1800 Denver, CO 80202 Attention: Nathan P. Humphrey, Esq. and Kelly G. Reynoldson, Esq. Email: nathan.humphrey@kutakrock.com; and kelly.reynoldson@kutakrock.com or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Agreement the giving of notice is required, the giving thereof may be waived in writing at any time by the person or persons entitled to receive such notice. A copy of any notice delivered pursuant to this Section shall also contemporaneously be delivered in the manner herein specified to any assignee of Lender’s interest which shall have duly notified Debtor in writing of its name and address. (c) Brokers. With the exception of amounts payable to Lender, Debtor has taken no action which would cause any brokerage or other similar fee, commission or compensation to be payable in connection with the transactions contemplated hereunder. Lender and Debtor represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Debtor shall indemnify and hold each other harmless from and against any costs, claims or reasonable, documented, out-of-pocket expenses, including reasonable attorneys’ fees, arising out of the breach of their respective representations and warranties contained within this Section. (d) Estoppel Certificate. At any time, and from time to time, each party agrees, promptly and in no event later than 10 days after a written request from the other party, to execute, acknowledge and deliver to the other party a certificate in substantially the form supplied by the other party with such modifications as are reasonably acceptable to the other party, certifying: (i) to its knowledge, whether there are then any existing Events of Defaults by it or the other party in the performance of their respective obligations under this Agreement or any of the other Loan Documents, and, if there are any such Events of Defaults, specifying the nature and extent thereof; (ii) that no notice of Event of Default has been given or received by it under this Agreement or any of the other Loan Documents which has not been cured, except as to Events of Default specified in the certificate; (iii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of it; and (iv) any other information reasonably requested by the other party in connection with this Agreement and the other Loan Documents. (e) Waiver and Amendment; Document Review. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. In the event Debtor makes any request upon Lender requiring Lender or Lender’s attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Debtor shall (i) reimburse Lender promptly upon

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 31 4915-4418-3891.4 Lender’s demand for all reasonable, documented, out-of-pocket costs and expenses incurred by Lender in connection with such review and/or preparation, including, without limitation, reasonable attorneys’ fees; and (ii) pay Lender a reasonable processing and review fee. (f) Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof. (g) Limitation of Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement, that (i) there shall be absolutely no personal liability on the part of any member, manager, officer or employee of Lender or Debtor, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents; (ii) each of Lender and Debtor waives all claims, demands and causes of action against the other party’s officers, members, managers, employees and agents in the event of any breach by such party of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by such party; and (iii) each party shall look solely to the assets of the other party for the satisfaction of each and every remedy of either party in the event of any breach by the other party of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by such party, such exculpation of liability to be absolute and without any exception whatsoever. (h) Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein. (i) Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder. (j) Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and Lender with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and Lender, the Commitment and all other agreements (written or oral) between Lender and any of the Debtor Parties or their representatives shall be deemed null and void and of no further force and effect (except with respect to any terms that expressly survive termination) and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment or such other agreements.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 32 4915-4418-3891.4 (k) Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of New York and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of New York in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to its principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law). (l) Survival. Except for the conditions of Closing set forth in Section 10, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and Lender set forth in this Agreement shall survive the Closing. (m) Waiver of Jury Trial and Certain Damages. DEBTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED HEREIN OR THEREIN OR RELATED HERETO OR THERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM LENDER AND ANY OF LENDER’S AFFILIATES, OFFICERS, MEMBERS, MANAGERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, MEMBERS, MANAGERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the undersigned agree that transmission of a fully executed copy of this Agreement via e-mail in a “.pdf” or other electronic format shall be deemed transmission of the original Agreement for all purposes. (o) Parties Interested Herein. This Agreement shall be for the sole and exclusive benefit of the parties and, subject to Section 14 hereof, their respective

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 33 4915-4418-3891.4 successors, assignees and transferees. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or to give to, any other Person any right, remedy or claim under or by reason of this Agreement or any terms hereof. (p) Events Occurring on Days That Are Not Business Days. If the date for making any payment or the last day for performance of any act or the exercising of any right under this Agreement is a day that is not a Business Day, such payment may be made, such act may be performed or such right may be exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided herein. (q) Rights Cumulative. All rights and remedies herein given or granted to any party hereunder are cumulative, nonexclusive and in addition to any and all rights and remedies that may have or may be given by reason of any law, statute, ordinance or otherwise. (r) Limitation on Waivers. No delay or omission to exercise any right or power occurring upon any Event of Default or any other breach or default by any of the parties of or under any provision of this Agreement shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed appropriate. In the event any Event of Default or any other breach or default by any of the parties of or under any provision of this Agreement shall be waived by another party hereto, such waiver shall not bind any party which has not waived the default or breach, shall be limited to the particular default or breach so waived and shall not be deemed to waive any other default or breach hereunder or constitute a waiver of the same breach on a future occasion. (s) Further Assurances and Corrective Instruments. The parties agree that so long as this Agreement is in full force and effect, each of them shall have full power to carry out the acts and agreements provided herein and they will from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such supplements hereto and such further instruments as may be reasonably required in order to carry out the intention of this Agreement. (t) Collection Costs. Debtor shall reimburse Lender for all reasonable, documented, out-of-pocket expenses and costs, including, without limitation, fees and reasonable, out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by or on behalf of Lender in the enforcement or preservation of its rights under this Agreement and all of the other Loan Documents, including, without limitation, as a result of any failure by Debtor to pay any payments due hereunder or under any of the other Loan Documents or in connection with efforts to collect any amount due to Lender by Debtor under this Agreement, the Note or the other Loan Documents (including but not limited to efforts to collect any prepayment amount) or to enforce the provisions hereof or thereof, including costs and expenses incurred in post-judgment collection efforts and in any insolvency, bankruptcy, debtor relief, dissolution, liquidation, reorganization or similar proceedings (including any action for relief from the automatic stay of any such proceeding) or judicial or non-judicial foreclosure proceeding (collectively, “Collection Costs”). Collection Costs that are not paid to Lender when due shall accrue interest at the Default Interest Rate until paid.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 34 4915-4418-3891.4 (u) Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and, subject to Section 14 hereof, their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed by a private panel. Any permitted successor, assignee or transferee of any of the parties hereto shall succeed to the rights and obligations of its predecessor, assignor or transferor in the same manner as if it were named in this Agreement in the place of and instead of its predecessor, assignor or transferee, effective immediately after the later of the date any conditions to such succession set forth in this Agreement are satisfied or the date notice is given to the other parties in accordance with the notice provisions hereof. [Remainder of page intentionally left blank; signature page(s) to follow]

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 4924-1693-8348.1 US-DOCS\164205506.9 IN WITNESS WHEREOF, Debtor and Lender have entered into this Agreement as of the date first above written. LENDER: STORE CAPITAL ACQUISTIONS, LLC, a Delaware limited liability company By: Name: Carla Thoman Title: Vice President

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 IN WITNESS WHEREOF, Debtor and Lender have entered into this Agreement as of the date first above written. DEBTOR: STEAK N SHAKE INC., an Indiana corporation By: Name: Cory Ferguson Title: Principal Accounting Officer Tax Identification No.: Organization Identification No.: 198402-012 Principal Place of Business: 107 S. Pennsylvania St, Suite 400 Indianapolis, IN 46204 35-1604308

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-1 4915-4418-3891.4 EXHIBIT A DEFINITIONS The following terms shall have the following meanings for all purposes of this Agreement: “4-Wall Fixed Charge Coverage Ratio” has the meaning set forth in Section 7(a). “Affiliate” means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise; provided, that a Person may still have “control” of a specified Person notwithstanding that one or more third parties may have rights to participate in “major decisions” customary in institutional joint venture agreements so long as the day-to-day responsibility and authority is not so vested in the third party(ies) with such participation rights. “Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. § § 1956 and 1957, and the BSA. “Biglari” means Biglari Holdings Inc., an Indiana corporation. “BSA” means the Bank Secrecy Act (31 U.S.C. § § 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations. “Business Day” means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 p.m. New York, New York time. “Closing” means the disbursement of the Loan Amount by Title Company as contemplated by this Agreement. “Closing Date” means the date on which the Closing occurs. “Collateral Assignment of Franchise Documents” means the Pledge and Collateral Assignment of Franchise Documents of event date herewith by and among Debtor, Steak n Shake Enterprises, Inc., an Indiana corporation, Steak n Shake, LLC, an Indiana limited liability company, and Lender, as amended, restated, replaced, supplemented or otherwise modified from time to time. “Collection Costs” has the meaning set forth in Section 21(t). “Commitment” means that certain Commitment Letter dated September 4, 2025, between Lender and Debtor, and any amendments or supplements thereto. “Company-Operated Unit” means those locations at which a Permitted Concept is operated directly by Debtor. “Corporate FCCR” has the meaning set forth in Section 7(a).

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-2 4915-4418-3891.4 “CP Conduit” means any special purpose entity which issues highly rated commercial paper notes. “Debtor Parties” means, individually or collectively, as the context may require, Debtor, Pledgor, Steak n Shake Enterprises, Inc., an Indiana corporation, Steak n Shake, LLC, an Indiana limited liability company. “Default Rate” has the meaning set forth in the Note. “Environmental Indemnification Agreement” means the Environmental Indemnification Agreement of even date herewith executed by Debtor for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to the Properties, as amended, restated, replaced, supplemented or otherwise modified from time to time. “Equity Interests” means any ownership interest, shares, stock, partnership interests, membership interests or other equitable and/or beneficial interests in Debtor. “Equity Pledge Agreement” means that certain Equity Pledge and Right of First Refusal Agreement dated as of the Closing Date by and among Biglari, Debtor, Pledgor and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Equity Transfer” has the meaning set forth in Section 6(e). “Event of Default” has the meaning set forth in Section 11. “Exception Report” means the items listed in Exhibit F attached hereto. “Excluded Assets” means any right, title and interest in and to the Tangible Personal Property owned by any Franchisee. “Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (x) imposed as a result of Lender being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which Lender or its assignee acquires an interest in the Loan or Lender changes its lending office, except in each case to the extent that, pursuant to Section 6(j)(i), amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 6(j)(iii), and (d) any withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Tax Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-3 4915-4418-3891.4 agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Tax Code. “Finance Lease” is defined in Section 7(a). “Financial Information” means all financial statements and other written financial information concerning the Debtor Parties provided by the Debtor Parties to Lender on or prior to the Closing Date. “Franchise Partner Agreement” or “Franchise Partner Agreements” means any and all franchise partner agreements or other written agreement now or hereinafter entered into by a Debtor Party, as the franchisor, and a Franchisee relating to the operation of a Permitted Concept with respect to any Property. “Franchise Partner Fees” has the meaning set forth in Section 17. “Franchised Properties” means the Properties listed on Exhibit D attached hereto and incorporated herein by reference and any other Property for which a Debtor Party hereafter enters into a Franchise Partner Agreement. “Franchised Units” means all locations at which a Permitted Concept is operated by a Franchisee, including pursuant to a Franchise Partner Agreement. “Franchisee” or “Franchisees” means those parties listed on Exhibit D and their respective successors, assigns and replacements and any new franchisee entering into a Franchise Partner Agreement. “GAAP” means generally accepted accounting principles consistently applied. “Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the state where the Properties are located or any political subdivision thereof. “Indemnified Parties” means Lender and any Affiliate of Lender, the trustees under the Mortgages, if applicable, any Person who is servicing or will have serviced the Loan (in their capacity as a servicer), any Person in whose name the encumbrance created by any of the Mortgages is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in any Securitization, participation or transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Properties, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business); provided, however, in no event shall the foregoing be deemed to include any Person (other than Lender or any Affiliate of Lender) that acquires any Property or any portion thereof (i) at a foreclosure sale or pursuant to a deed in lieu thereof or any similar transaction under applicable Legal Requirements or (ii) following an event described in foregoing clause (i), from Lender or an Affiliate of Lender.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-4 4915-4418-3891.4 “Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Debtor under the Loan. “Insolvency Event” means (a) any Debtor Party’s admitting in writing its inability to pay its debts generally as such debts become due; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Debtor Party (i) seeking to adjudicate it a bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Debtor Party, either such proceeding shall remain undismissed for a period of 120 days or any of the actions sought in such proceeding shall occur; or (c) any Debtor Party taking any corporate action to authorize any of the actions set forth above in this definition. “Leased Properties” means, as the context may require, the parcel or parcels of real estate corresponding to the addresses identified on Exhibit E attached hereto. “Leases” means any and all lease agreements between Debtor, as lessor, and a Franchisee, as lessee, with respect to a Property, as the same may be amended from time to time, together with all other leases now or hereafter relating to any of the Properties. “Legal Requirements” means, as to any Person, the certificate of incorporation, bylaws, operating agreement, partnership agreement or limited partnership agreement and certificate of limited partnership or other organization or governing documents of such Person, and any law, statute, order, consent, decree, ordinance, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990 and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, and all covenants, agreements, restrictions and encumbrances, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Lender Entities” means, collectively, Lender and any Affiliate of Lender. “Loan” means the loan for the Properties, as described in Section 1. “Loan Amount” means the aggregate amount set forth in Section 1. “Loan Documents” means, collectively, this Agreement, the Note, the Mortgages, the Equity Pledge Agreement, the Environmental Indemnification Agreement, the Security Agreement, the Collateral Assignment of Franchise Documents, the UCC Financing Statements, the Perfection Certificate and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, in each case, in connection with the Loan. “Losses” has the meaning set forth in Section 16. “Lost Note” has the meaning set forth in Section 6(a). “Mandatory Prepayment” has the meaning set forth in Section 7(b).

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-5 4915-4418-3891.4 “Material Adverse Effect” means any event, circumstance or condition (a) which has a reasonable probability of having a material adverse effect on the condition or business (financial or otherwise) of any Debtor Party, the Properties or the Mortgaged Property; (b) which, except for any nonconsensual and non-contractual lien or encumbrance for Taxes or assessments or other governmental charges or levies (but excluding any judgment lien) that is not yet due and payable, in any way would materially adversely affect, or otherwise materially impair, encumber or dilute Lender’s or Debtor’s interest in, (i) the Properties or Mortgaged Property; or (ii) the validity or enforceability of this Agreement or the other Loan Documents; (c) which would materially adversely affect the ability of Debtor to perform its other obligations under this Agreement or the other Loan Documents “Mortgages” means, individually or collectively, each deed of trust or mortgage dated as of the date of this Agreement executed by Debtor for the benefit of Lender with respect to a Property and each deed of trust or mortgage dated as of the date of this Agreement to be executed by Debtor for the benefit of Lender with respect to a Substitute Property, in each case, as the same may be amended from time to time. The Mortgages will be for the benefit of Citibank, N.A. solely in its capacity as collateral agent for Lender in order to facilitate any future Securitization. The collateral agency relationship with Citibank, N.A. shall in no way increase Debtor’s obligations or decrease Debtor’s rights under the Mortgages. “Mortgaged Property” has the meaning set forth in the Mortgage. “Note” means the Promissory Note dated as of the date of this Agreement executed by Debtor in favor of Lender evidencing the Loan, as the same may be amended, restated and/or substituted from time to time. “Obligations” has the meaning set forth in Section 6(d). “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. “OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-6 4915-4418-3891.4 “Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document). “Opinions of Counsel” means such legal opinions as Lender may reasonably require, all in form and substance reasonably satisfactory to Lender and its counsel. “Perfection Certificate” means such perfection certification as Lender may reasonably require, in form and substance reasonably satisfactory to Lender and its counsel. “Permitted Concept” means a Steak ‘n Shake restaurant and uses incidental thereto. “Permitted Debt” means (i) the Loan, (ii) Permitted Exceptions, (iii) the Permitted Payments, (iv) any Finance Leases and (v) trade and operational debt (which, for the avoidance of doubt, shall exclude any Finance Leases) incurred in the ordinary course of business with trade creditors, landlords and governmental authorities and in amounts as are normal and reasonable under the circumstances and in no event exceeding $5,000,000 in the aggregate. “Permitted Exceptions” means (i) with respect to the Properties and the Tangible Personal Property, (a) those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title reports and title commitments referenced in Section 10(a), and approved by Lender in its sole discretion in connection with the closing of the Loan, (b) those liens disclosed in the Exception Report, (c) the lien and security interests created by this Agreement and the other Loan Documents, (d) liens, if any, for taxes imposed by any Governmental Authority not yet delinquent or that are being contested in good faith in accordance with the requirements of this Agreement, (e) Leases and new Leases entered into in accordance with this Agreement, and any amendments, modifications, supplements or restatements to each of the foregoing permitted hereunder, (f) tenant allowances and capital expenditures required under any Lease or any Franchise Partner Agreement, (g) any workers’, mechanics’ or other similar liens on any Property arising in the ordinary course of business provided that any such lien is inchoate or is being contested in good faith in accordance with the requirements of this Agreement (or any workers’, mechanics’ or other similar liens, if any, which are permitted to exist pursuant to the terms of this Agreement without constituting an Event of Default hereunder), (h) immaterial transfers of portions of the Property to a Governmental Authority or public or private utility providers for dedication and granting of easements, restrictions, covenants, reservations and rights-of-way in the ordinary course of business for access, water and sewer lines, telephone or other fiber optic or other data transmission lines, electric lines, or other utilities or for other similar purposes subject to Lender’s approval which will not be unreasonably withheld, conditioned or delayed, (i) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion or which do not require Lender’s consent or approval hereunder and (j) Tesla Agreements and new Tesla Agreements entered into in accordance with this Agreement, and any amendments, modifications, supplements or restatements to each of the foregoing permitted hereunder, and (ii) with respect to the Equity Interests pledged pursuant to the Equity Pledge Agreement, the lien and security interests created by the Loan Documents. “Permitted Payments” means (i) monthly Corporate Office Rent of up to $150,000, (ii) a monthly service fee of $350,000, (iii) an annual payment of $450,000, in each case, payable by

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-7 4915-4418-3891.4 Debtor to Biglari and (iv) periodic reimbursements to affiliates of Debtor for reasonable expenses paid in the ordinary course of business on behalf of Debtor. “Permitted Transfer” means any public offering of shares of common stock or equity in Biglari provided such shares of common stock or equity, as applicable, are listed on a nationally recognized stock exchange or market. “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity. “Pledge” has the meaning set forth in Section 6(d). “Pledgor” means The Steak n Shake Company, an Indiana corporation. “Prepayment Premium” has the meaning given such term in the Note. “Property” or “Properties” means, as the context may require, the parcel or parcels of real estate corresponding to the legal descriptions and addresses identified on Exhibit B attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, real property fixtures and other improvements, equipment, trade fixtures, appliances and other personal property now or hereafter located thereon affixed to such real estate, as further set forth in the Mortgages. “Register” has the meaning set forth in Section 13(d). “Registrar” has the meaning set forth in Section 13(d). “Release Amount” has the meaning set forth in Section 20(f). “Replaced Property” has the meaning set forth in Section 19(a). “Required FCCR” has the meaning set forth in Section 7(a). “Restricted Party” means any Person set forth on Exhibit G attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 13(c). “Securitization” means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities of the Loan to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay the Loan and other secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations and otherwise in accordance with the terms of this Agreement.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 A-8 4915-4418-3891.4 “Security Agreement” means that certain Security Agreement dated as of the Closing Date by Debtor for the benefit of Lender, as the same may be amended, restated and/or substituted from time to time. “Substitute Property” has the meaning set forth in Section 19(a). “Substitution Date” has the meaning set forth in Section 19(a). “Tangible Personal Property” means any and all equipment, furniture, furnishings and other tangible personal property now existing or hereafter acquired by Debtor in connection with the Properties and Leased Properties (but excluding the Excluded Assets), in each case, to the extent a security interest is granted by Debtor in favor of Lender pursuant to the Security Agreement. “Tax” or “Taxes” has the meaning set forth in Section 6(j). “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute. “Tesla Agreement” or “Tesla Agreements” means, individually or collectively, (i) any lease at any Property or Leased Property for all or a portion of one or more parking spots to host charging stations with Tesla, an affiliate of Tesla or another third party provider of charging stations and/or (ii) any agreement with hiON or other third party service provider to install, service and/or operate one or more charging stations at any Property, in each case, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time. “Title Company” means Fidelity National Title Insurance Company located at One East Washington Street, Suite #450, Phoenix, AZ 85004. “Transaction Costs” means all of the reasonable, documented, out-of-pocket costs and expenses actually incurred in connection with the transaction contemplated by this Agreement and the other Loan Documents, including, without limitation, costs for third-party reports (e.g., environmental, credit and similar third-party reports), site inspection and valuation costs, initial set up fees related to the Loan Documents, survey costs, title insurance premiums, costs of endorsements, UCC, tax, litigation and bankruptcy search charges, recording fees, escrow fees, stamp taxes, mortgage taxes and transfer taxes and fees, and all closing costs; provided, however, all other taxes are excluded and shall be subject to Section 6(j). “UCC Financing Statements” means such UCC Financing Statements as Lender shall require with respect to the transactions contemplated by this Agreement. “United States Person” has the meaning set forth in Section 5(a). “U.S. Tax Compliance Certificate” has the meaning set forth in Section 6(j).

EXHIBIT B

PROPERTIES

Matter #	Store #	Address	City	ST	Zip	County
1036.1	469	2720 Spring Avenue, SW	Decatur	AL	35603	Morgan
1036.2	84	106 Cortez Road, East	Bradenton	FL	34203	Manatee
1036.3	553	133 South State Rd 7	Royal Palm Beach	FL	33414	Palm Beach
1036.5	466	170 SW Commerce Drive	Lake City	FL	32025	Columbia
1036.6	412	1721 NE Pine Island Road	Cape Coral	FL	33909	Lee
1036.7	361	1760 US Highway 1, South	St. Augustine	FL	32084	Saint Johns
1036.8	520	2567 E. State Road 60	Valrico	FL	33594	Hillsborough
1036.9	550	2620 Pine Ridge Road	Naples	FL	34109	Collier
1036.10	286	2700 South Semoran Blvd.	Orlando	FL	32822	Orange
1036.11	382	3000 Old Boynton Road	Boynton Beach	FL	33436	Palm Beach
1036.12	571	3046 Little Road	Trinity	FL	34655	Pasco
1036.13	270	3509 Highway 98 North	Lakeland	FL	33809	Polk
1036.14	492	3853 Tampa Road	Oldsmar	FL	34677	Pinellas
1036.15	452	4120 N. State Road 7	Coral Springs	FL	33073	Broward
1036.16	331	4297 Cattlemen Road	Sarasota	FL	34233	Sarasota
1036.17	306	4305 Commercial Way	Spring Hill	FL	34606	Hernando
1036.18	595	5790 S. University Drive	Davie	FL	33328	Broward
1036.19	126	5917 East Hillsborough Ave.	Tampa	FL	33610	Hillsborough
1036.20	77	819 East Memorial Blvd.	Lakeland	FL	33801	Polk
1036.21	479	8701 SW 157th Avenue	Miami	FL	33193	Miami-Dade
1036.22	589	8950 Colonial Center Drive	Ft. Myers	FL	33905	Lee

B-1

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

1036.23	411	9431 Phillips Highway	Jacksonville	FL	32256	Duval
1036.24	605	2118 Mt. Zion Parkway	Morrow	GA	30260	Clayton
1036.25	606	820 Lawrenceville-Suwanee Rd.	Lawrenceville	GA	30043	Gwinnett
1036.26	604	825 Barrett Parkway	Kennesaw	GA	30144	Cobb
1036.27	352	980 North St. Augustine Road	Valdosta	GA	31601	Lowndes
1036.28	365	2806 Commerce Drive	Coralville	IA	52241	Johnson
1036.29	364	10421 Touhy Avenue	Rosemont	IL	60018	Cook
1036.30	171	1305 Locke Drive	Bourbonnais	IL	60914	Kankakee
1036.31	212	1400 Broadway Ave East	Mattoon	IL	61938	Coles
1036.32	347	1520 Ogden Avenue	Downer's Grove	IL	60515	DuPage
1036.33	552	1568 West Lane Road	Machesney Park	IL	61115	Winnebago
1036.34	434	1901 McKee Street	Batavia	IL	60510	Kane
1036.35	211	2009 North Kenyon Road	Urbana	IL	61802	Champaign
1036.36	470	2209 Oakton Street	Evanston	IL	60202	Cook
1036.37	218	2380 Sycamore Road	DeKalb	IL	60115	DeKalb
1036.38	317	275 East Army Trail Road	Glendale Heights	IL	60139	DuPage
1036.39	144	3201 North Vermilion St.	Danville	IL	61832	Vermilion
1036.40	17	3489 Court Street	Pekin	IL	61554	Tazewell
1036.41	169	606 North Bluff Road	Collinsville	IL	62234	Madison
1036.42	527	675 Meacham Road	Elk Grove Village	IL	60007	Cook
1036.43	5	99 Conference Center Drive	East Peoria	IL	61611	Tazewell
1036.44	663	1015 James Avenue	Bedford	IN	47421	Lawrence
1036.45	233	10701 East Washington Street	Indianapolis	IN	46229	Marion
1036.46	30	11040 Pendleton Pike	Indianapolis	IN	46236	Marion
1036.47	512	11665 Commercial Drive	Fishers	IN	46038	Hamilton

B-2

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

1036.48	268	1236 West SR 32	Lebanon	IN	46052	Boone
1036.49	653	1640 S. U.S. Highway 231	Crawfordsville	IN	47933	Montgomery
1036.50	148	2 N. Sagamore Parkway	Lafayette	IN	47904	Tippecanoe
1036.51	556	2088 N. Morton Street	Franklin	IN	46131	Johnson
1036.52	538	2121 N. State Street	Greenfield	IN	46140	Hancock
1036.53	619	23 Executive Drive	New Castle	IN	47362	Henry
1036.54	174	2775 Herman Darlage Drive	Columbus	IN	47201	Bartholomew
1036.55	217	312 North U.S. 41	Schererville	IN	46375	Lake
1036.56	228	3250 Cassopolis Street	Elkhart	IN	46514	Elkhart
1036.57	165	3350 N. Morrison Road	Muncie	IN	47304	Delaware
1036.58	145	3615 South Reed Road	Kokomo	IN	46902	Howard
1036.59	25	4020 S. East Street	Indianapolis	IN	46227	Marion
1036.60	505	520 N. Town Center Rd.	Mooresville	IN	46158	Morgan
1036.61	173	5303 Coldwater Road	Ft. Wayne	IN	46825	Allen
1036.62	24	5360 North Keystone Avenue	Indianapolis	IN	46220	Marion
1036.63	142	5827 East 71st Street	Indianapolis	IN	46220	Marion
1036.64	230	6019 Illinois Road	Ft. Wayne	IN	46804	Allen
1036.67	340	720 West 81st Avenue	Merrillville	IN	46410	Lake
1036.68	444	861 W. Eads Parkway	Lawrenceburg	IN	47025	Dearborn
1036.69	629	104 Magnolia Drive	Georgetown	KY	40324	Scott
1036.70	707	10721 Fischer Park Drive	Louisville	KY	40241	Jefferson
1036.71	705	1627 North Dixie Avenue	Elizabethtown	KY	42701	Hardin
1036.72	334	2001 Colby Taylor Drive	Richmond	KY	40475	Madison
1036.73	420	450 Mt. Zion Road	Florence	KY	41042	Boone
1036.74	202	5131 Hinkleville Road	Paducah	KY	42001	McCracken

4915-4418-3891.4

B-3

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

1036.75	227	7485 Foltz Drive	Florence	KY	41042	Boone
1036.76	438	23350 Allen Road	Woodhaven	MI	48183	Wayne
1036.77	343	4120 Ellsworth Road	Ypsilanti	MI	48197	Washtenaw
1036.78	302	4360 Kenowa Avenue SW	Grandville	MI	49418	Kent
1036.79	293	5371 West Main Street	Kalamazoo	MI	49009	Kalamazoo
1036.80	366	540 E. Edgewood Boulevard	Lansing	MI	48911	Ingham
1036.82	303	5477 Clyde Park Avenue SW	Wyoming	MI	49509	Kent
1036.83	566	6259 Kalamazoo Avenue SE	Kentwood	MI	49508	Kent
1036.84	153	10911 New Halls Ferry Road	St. Louis (or Ferguson)	MO	63136	Saint Louis
1036.85	154	120 Arnold Crossroads Ctr #3064	Arnold	MO	63010	Jefferson
1036.86	56	1253 Hampton Avenue	St. Louis	MO	63139	Saint Louis City
1036.87	48	2221 First Capitol Drive	St. Charles	MO	63301	Saint Charles
1036.88	678	3101 Phoenix Center Drive	Washington	MO	63090	Franklin
1036.89	53	4640 Chippewa Street	St. Louis	MO	63116	Saint Louis City
1036.90	167	999 Veterans Boulevard	Festus	MO	63028	Jefferson
1036.91	616	2291 Spider Drive	Kannapolis	NC	28083	Cabarrus
1036.92	665	2656 E. Franklin Blvd.	Gastonia	NC	28056	Gaston
1036.93	649	635 River Highway	Mooresville	NC	28117	Iredell
1036.94	615	8511 Concord Mills Blvd.	Concord	NC	28027	Cabarrus
1036.95	614	9700 South Blvd.	Charlotte	NC	28273	Mecklenburg
1036.96	368	115 Stander Avenue	Mansfield	OH	44903	Richland
1036.97	558	1445 North 21st Street	Newark	OH	43055	Licking
1036.98	459	1487 Victor Road NW	Lancaster	OH	43130	Fairfield
1036.99	418	1700 Broad Avenue	Findlay	OH	45840	Hancock
1036.100	397	1700 Georgesville Square Dr.	Columbus	OH	43228	Franklin

4915-4418-3891.4

B-4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

1036.101	440	1741 Bechtle Avenue	Springfield	OH	45504	Clark
1036.102	546	1759 Stringtown Road	Grove City	OH	43123	Franklin
1036.103	260	1779 W. Main Street	Troy	OH	45373	Miami
1036.104	430	2081 Marion-Mt. Gilead Road	Marion	OH	43302	Marion
1036.105	421	2141 South Reynolds Road	Toledo	OH	43614	Lucas
1036.106	472	3615 N. Ridge East	Ashtabula	OH	44004	Ashtabula
1036.108	386	4047 Morse Crossing	Columbus	OH	43219	Franklin
1036.109	443	5300 Abbe Road	Elyria	OH	44035	Lorain
1036.110	416	6880 Ridge Road	Parma	OH	44129	Cuyahoga
1036.111	569	8800 Owenfield Drive	Powell	OH	43065	Delaware
1036.112	482	889 North Bridge Street	Chillicothe	OH	45601	Ross
1036.113	441	914 Zane Street	Zanesville	OH	43701	Muskingum
1036.114	447	1125 Interstate Drive	Cookeville	TN	38501	Putnam
1036.115	656	207 N. Anderson Lane	Hendersonville	TN	37075	Sumner
1036.116	312	2819 C Wilma Rudolph Blvd.	Clarksville	TN	37040	Montgomery
1036.117	378	5426 Target Drive	Antioch (or Nashville)	TN	37013	Davidson
1036.118	313	719 Myatt Drive	Madison	TN	37115	Davidson
1036.119	542	2272 East Lamar Blvd.	Arlington	TX	76006	Tarrant
1036.120	519	3440 Preston Road	Frisco	TX	75034	Collin
1036.121	537	429 Coit Road	Plano	TX	75075	Collin
1036.122	531	5020 Overton Ridge Boulevard	Ft. Worth	TX	76132	Tarrant
1036.123	581	578 East I-30	Rockwall	TX	75087	Rockwall
1036.124	518	950 Market Place Boulevard	Irving	TX	75063	Dallas
1036.125	530	951 West Arbrook Drive	Arlington	TX	76015	Tarrant
1036.127	643	2761 Cherry Road	Rock Hill	SC	29730	York

B-5

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

1036.128	283	4500 S US Highway 17/92	Casselberry	FL	32707	Seminole
1036.129	573	522 aka 542 N. Marketplace Blvd.	Lansing	MI	48917	Eaton
1036.130	345	515 Ley Drive	Auburn	IN	46706	DeKalb
1036.132	59	1300 Lemay Ferry Road	St. Louis	MO	63125	Saint Louis

B-6

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 C-1 4915-4418-3891.4 EXHIBIT C INSURANCE Throughout the term of the Loan, Debtor shall maintain, with respect to the Properties, at its sole cost and expense, the following types and amounts of insurance, in addition to such other insurance as Lender may reasonably require from time to time: (a) insurance against loss or damage to real property under an “all risk” or “special form” insurance policy, which shall include coverage against all risks of direct physical loss, including, but not limited to, loss by fire, lightning, wind, terrorism, and other risks normally included in the standard ISO special form (and shall also include National Flood and Excess Flood insurance if the Properties are located within a 100-year floodplain (FEMA Zones A and V) and earthquake insurance if the Properties are located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in paragraph (f)(x) below). Such policy shall also include coverage for ordinance or law covering the loss of value of the undamaged portion of each of the Properties, costs to demolish and the increased costs of construction if any of the improvements located on, or the use of, each of the Properties shall at any time constitute legal non-conforming structures or uses. Ordinance or law limits shall be in an amount equal to the full replacement cost for the loss of value of the undamaged portion of the Properties and no less than 25% of the replacement cost for costs to demolish and the increased cost of construction, or in an amount otherwise specified by Lender. Such insurance shall be in amounts sufficient to prevent Lender from becoming a co-insurer under the applicable policies, and in any event, after application of deductible, in amounts not less than 100% of the full insurable replacement cost values and sublimits satisfactory to Lender, as determined from time to time at Lender’s request but not more frequently than once in any 12-month period; (b) commercial general liability insurance, including products and completed operation liability, covering Lender and Debtor against bodily injury liability, property damage liability and personal and advertising injury liquor liability coverage (if applicable), including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of each of the Properties or adjoining ways, streets, parking lots or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Debtor’s obligations under Section 16 hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Debtor or Lender because of the negligence or other acts of the other, shall be in amounts of not less than $10,000,000 per occurrence for bodily injury and property damage, and $10,000,000 general aggregate per location, or such higher limits as Lender may reasonably require from time to time, and shall be of form and substance satisfactory to Lender. Such limits of insurance can be acquired through a combination of Commercial General Liability and Umbrella liability policies; (c) Workers’ compensation and Employer’s Liability insurance in the statutorily mandated limits, or with respect to Texas, in the amount of 1,000,000 covering all persons employed by Debtor on the Properties in connection with any work done on the Properties for which claims for death or bodily injury could be asserted against Lender, Debtor or the Properties;

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 C-2 4915-4418-3891.4 (d) Business Income and Extra Expense insurance for a period of not less than 12 months or, with respect to the Franchised Properties, rental value insurance, equal to 100% of the base annual rent (as may adjusted hereunder) for a period of not less than 12 months; which insurance shall be carved out of Debtor’s business interruption coverage for a separate rental value insurance payable to Lender, or if rental value insurance is included in Debtor’s business interruption coverage, the insurer shall provide priority payment to any rent obligations, and such obligations shall be paid directly to Lender. Such insurance is to follow form of the real property “all risk” or “special form” coverage and is not to contain a co-insurance clause; (e) if applicable, Comprehensive Boiler & Machinery Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, located in or about the Properties and in an amount equal to the lesser of 25% of the 100% replacement cost of the Properties or $5,000,000.00; and (f) such additional and/or other insurance and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Properties. All insurance policies shall: (i) provide (A) for a waiver of subrogation by the insurer as to claims against Lender, its employees and agents, (B) that the insurer shall not deny a claim and that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Debtor, its officers, directors, employees or agents, or anyone acting for Debtor or any subtenant or other occupant of the Properties, and (C) that any losses otherwise payable thereunder shall be payable notwithstanding any act or omission of Lender or Debtor which might, absent such provision, result in a forfeiture of all or a part of such insurance payment; (ii) be primary and provide that any “other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lender and the insurance policy shall not be brought into contribution with insurance maintained by Lender; (iii) contain deductibles not to exceed $25,000.00; (iv) contain a standard non-contributory mortgagee clause or endorsement in favor of Lender and any lender designated by Lender; (v) provide that the policy of insurance shall not be terminated, cancelled or amended without at least 30 days’ prior written notice to Lender and to any lender covered by any standard non-contributory mortgagee clause or endorsement; (vi) provide that the insurer shall not have the option to restore the Properties if Lender elects to terminate the Loan in accordance with the terms of this Agreement; (vii) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 C-3 4915-4418-3891.4 (viii) solely with respect to insurance for the Properties, except for workers’ compensation insurance referred to in paragraph C. above, name Lender as an “additional insured” with respect to general liability insurance, and as a “mortgagee” with respect to real property and “loss payee” with respect to all real property, and business income and extra expense insurance and rental value insurance, as appropriate and as their interests may appear; (ix) be evidenced by delivery to Lender and any lender designated by Lender of an Acord Form 28 for property, business income, rental value and boiler and machinery coverage (or any other form requested by Lender) and an Acord Form 25 for commercial general liability, workers’ compensation and umbrella coverage (or any other form requested by Lender); provided that in the event that either such form is no longer available, such evidence of insurance shall be in a form reasonably satisfactory to Lender and any lender designated by Lender; and (x) be issued by insurance companies licensed to do business in the states where the Properties are located and which are rated “A:VIII” or better by Best’s Insurance Guide or are otherwise approved by Lender. It is expressly understood and agreed that (a) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Debtor, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Debtor shall immediately obtain new or additional insurance reasonably satisfactory to Lender and any lender designated by Lender; (b) the foregoing minimum limits of insurance coverage shall not limit the liability of Debtor for its acts or omissions as provided in this Agreement; and (c) Debtor shall procure policies for all insurance for periods of not less than one year and shall provide to Lender and any servicer or lender of Lender certificates of insurance or, upon Lender’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Agreement is in effect at all times. Debtor shall pay as they become due all premiums for the insurance required hereunder. In the event that Debtor fails to comply with any of the foregoing requirements within 10 days of the giving of written notice by Lender to Debtor, Lender shall be entitled to procure such insurance. Any sums expended by Lender in procuring such insurance shall be immediately repaid by Debtor (and said repayment shall be secured by the Mortgages), together with interest thereon at the Default Rate, from the time of payment by Lender until fully paid by Debtor immediately upon written demand therefor by Lender. Notwithstanding anything to the contrary in this Agreement, any insurance which Debtor is required to obtain pursuant to this Schedule I may be carried under a “blanket” policy or policies covering other properties or liabilities of Debtor provided that such “blanket” policy or policies otherwise comply with the provisions of this Schedule I.

EXHIBIT D

FRANCHISED PROPERTIES

Store #	Address	City	State	Zip
24	5360 N. KEYSTONE	Indianapolis	IN	46220
30	11040 PENDLETON PIKE	Indianapolis	IN	46236-2817
48	2221 FIRST CAPITOL DR.	St. Charles	MO	63301
53	4640 Chippewa	St. Louis	MO	63116
56	1253 HAMPTON	St. Louis	MO	63139
142	5827 East 71st Street	Indianapolis	IN	46220
153	10911 New Halls Ferry Road	St. Louis	MO	63136
154	3064 CROSSROADS	Arnold	MO	63010
165	3350 N. MORRISON ROAD	Muncie	IN	47304
167	999 VETERANS BLVD.	Festus	MO	63028
169	606 NORTH BLUFF	Collinsville	IL	62234
173	5303 Coldwater Road	Fort Wayne	IN	46825
202	5131 HINKLEVILLE RD	Paducah	KY	42001
212	1400 BROADWAY EAST	Mattoon	IL	61938
217	312 N US 41	Schererville	IN	46375
227	7485 Foltz Drive	Florence	KY	41042
228	3250 CASSOPOLIS STREET	Elkhart	IN	46514
230	6019 ILLINOIS ROAD	Ft. Wayne	IN	46804
233	10701 E. WASHINGTON	Indianapolis	IN	46229
283	4500 SOUTH HWY 17 & 92	Casselberry	FL	32707
286	2700 S SEMORAN BOULEVARD	Orlando	FL	32822
293	5371 MAIN STREET	Kalamazoo	MI	49009
306	4305 COMMERCIAL WAY	Spring Hill	FL	34606
312	2819 C Wilma Rudolph	Clarksville	TN	37040
313	719 Myatt Drive	Madison	TN	37115
317	275 E ARMY TRAIL ROAD	Glendale Heights	IL	60139
331	4297 CATTLEMEN ROAD	Sarasota	FL	34233
334	2001 COLBY TAYLOR DR	Richmond	KY	40475
340	720 W 81ST STREET	Merrillville	IN	46410
343	4120 ELLWORTH ROAD	Ypsilanti	MI	48197
347	1520 OGDEN AVENUE	Downers Grove	IL	60515
361	1760 US HWY 15	St. Augustine	FL	32084
364	10421 TOUHY AVENUE	Rosemont	IL	60018
365	2806 COMMERCE DRIVE	Coralville	IA	52241

D-1

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

378	5426 Target Drive	Antioch	TN	37013
382	3000 OLD BOYNTON ROAD	Boynton Beach	FL	33436
386	4047 MORSE CROSSING	Columbus	OH	43219
412	1721 NE PINE ISLAND RD	Cape Coral	FL	33909
416	6880 RIDGE ROAD	Parma	OH	44129
420	450 Mount Zion Road	Florence	KY	41042
430	2081 MARION-MT GILEAD RD	Marion	OH	43302
444	861 W EADS PKWY	Lawrenceburg	IN	47025
447	1125 INTERSTATE DRIVE	Cookeville	TN	38501
452	4120 NORTH ST RD 7	Coral Springs	FL	33073
459	1487 VICTOR ROAD NW	Lancaster	OH	43130
466	170 SW COMMERCE DRIVE	Lake City	FL	32025
470	2209 OAKTON AVENUE	Evanston	IL	60202
472	3615 NORTH RIDGE EAST	Ashtabula	OH	44004
479	8701 SW 157 AVENUE	Miami	FL	33193
482	889 NORTH BRIDGE STREET	Chillicothe	OH	45601
505	520 Town Center Road	Mooresville	IN	46158
512	11665 COMMERICAL DR	Fishers	IN	46038-2902
518	950 MARKET PLACE BLVD	Irving	TX	75063
519	3440 PRESTON RD	Frisco	TX	75034
520	2567 EAST ST RD 60	Valrico	FL	33594-3830
527	675 MEACHAM ROAD	Elk Grove Village	IL	60007-3047
530	951 W Arbrook Drive	Arlington	TX	76015-4315
531	5020 Overton Ridge Boulevard	Fort Worth	TX	76132
537	429 COIT ROAD	Plano	TX	75075-5709
542	2272 E Lamar Boulevard	Arlington	TX	76006-7410
546	1759 SPRNGTOWN ROAD	Grove City	OH	43123
550	2620 PINE RIDGE ROAD	Naples	FL	34109
553	133 SOUTH STATE ROAD 7	Royal Palm Beach	FL	33414
566	6259 KALAMAZOO	Kentwood	MI	49508
571	3046 LITTLE ROAD	Trinity	FL	34655-1806
589	8950 COLONIAL CENTER DRIVE	Ft. Myers	FL	33905
604	825 BARRETT PARKWAY	Kennesaw	GA	30144
605	2118 MT ZION PARKWAY	Morrow	GA	30260

D-2

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

606	820 LAWRENCEVILLE-SUWANEE	Lawrenceville	GA	30043
614	9700 S. South Boulevard	Charlotte	NC	28273
615	8511 CONCORD MILLS BLVD	Concord	NC	28027
616	2291 SPIDER DRIVE	Kannapolis	NC	28083
629	104 MAGNOLIA DRIVE	Georgetown	KY	40324-8001
649	635 River Highway	Mooresville	NC	28117
653	1640 S US Highway 231	Crawfordsville	IN	47933
656	207 North Anderson Lane	Hendersonville	TN	37075
663	1015 JAMES AVENUE	Bedford	IN	47421
678	3101 PHOENIX CENTER DRIVE	Washington	MO	63090
705	1627 N. DIXIE BOULEVARD	Elizabethtown	KY	42702

D-3

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

EXHIBIT E

LEASED PROPERTIES

Store #	Address	City	State	Zip
3	614 W. Raab Road	Normal	IL	61761
6	920 S. MAIN	Forsyth	IL	62535
7	2250 S MT ZION ROAD	Decatur	IL	62521
11	1709 S NEIL STREET	Champaign	IL	61820
16	1066 N. HENDERSON	Galesburg	IL	61401
20	1330 E. PERSHING	Decatur	IL	62526
31	7930 E. WASHINGTON	Indianapolis	IN	46219
51	80 HOMER ADAMS PKWY	Alton	IL	62002
80	1610 S.W. 13TH ST.	Gainesville	FL	32608-1525
82	1450 E. FOWLER	Tampa	FL	33612
147	443 N. SEMORAN BLVD.	Winter Park	FL	32792
160	1525 LINDBERGH	Sunset Hills	MO	63127
162	325 VETERANS PARKWAY	Normal	IL	61761
164	4501 SOUTH EMERSON	Indianapolis	IN	46203
172	130 N. 44TH ST.	Mt. Vernon	IL	62864
201	2724 WEST DEYOUNG STREET	Marion	IL	62959
204	2010 NORTH PROSPECT	Champaign	IL	61822
208	1802 S VETERANS BLVD	Bloomington	IL	61704
210	2675 PLAINFIELD ROAD	Joliet	IL	60435
213	10001 WYLIE DRIVE	Bloomington	IL	61704
215	5229 ELMORE AVENUE	Davenport	IA	52807
216	3821 41ST AVENUE	Moline	IL	61265
221	290 S. Randall Road	Elgin	IL	60123
226	5415 GRAPE ROAD	Mishawaka	IN	46545
237	1185 GRAVOIS ROAD	Fenton	MO	63026
239	2382 TROY	Edwardsville	IL	62025
241	5990 BECKLEY ROAD	Battle Creek	MI	49015
243	103 NORTH STATE ROAD 135	Greenwood	IN	46142
245	3170 Towne Boulevard	Middletown	OH	45044
246	2655 AIRPORT ROAD	Jackson	MI	49202
247	4025 ELKHART ROAD	Goshen	IN	46526
249	4310 SOUTHPORT CROSSING	Indianapolis	IN	46237
251	6208 CAMBRIDGE WAY	Plainfield	IN	46168
254	1640 E TIPTON ST	Seymour	IN	47274
255	2403 Post Drive	Indianapolis	IN	46219
258	101 WEST MARYLAND	Indianapolis	IN	46225
259	3488 ALPINE AVENUE	Grand Rapids	MI	49544

E-1

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

261	8157 EAST 96TH STREET	Indianapolis	IN	46256
264	10625 EAST US 36	Avon	IN	46123
266	200 MEIJER DRIVE	Lafayette	IN	47905
269	2856 CENTER DRIVE	Fairborn	OH	45324
290	2624 S. Western Avenue	Marion	IN	46953
294	1080 EL JOBEAN ROAD	Port Charlotte	FL	33948
298	109 REGENCY PARK	O'Fallon	IL	62269
299	21 MAPLEHURST DRIVE	Brownsburg	IN	46112
301	8420 SPRINGBORO ROAD	Miamisburg	OH	45342
315	5401 MEIJER DRIVE	Ft. Wayne	IN	46835
318	1251 Strongbow Center	Valparaiso	IN	46383
322	4333 FOX VALLEY CENTER	Aurora	IL	60504
327	1100 Evansway Court	Columbus	OH	43228
335	3906 SOUTH FLORIDA AVE	Lakeland	FL	33813
339	2100 RICHMOND ROAD	McHenry	IL	60050
344	211 N. Randall Road	Lake in the Hills	IL	60156
350	8101 DR M LUTHER KING	St Petersburg	FL	33702-4111
353	718 N WESTOVER ROAD	Albany	GA	31707-1400
370	9500 North East Barry Road	Kansas City	MO	64157
384	16201 N DALE MABRY	Tampa	FL	33618-1338
387	4620 Milan Rd	Sandusky	OH	44870
398	5960 EAST MAIN ST	Columbus	OH	43213
404	152 Flight Memorial Drive	Akron	OH	44333
425	9530 DIAMOND CENTER DRIVE	Mentor	OH	44060
481	4666 DRESSLER ROAD NW	Canton	OH	44718
502	10600 FOWLER STREET	Ft. Myers	FL	33907
517	2901 W WOODLAWN DRIVE	Lincoln	IL	62656
528	2121 WILLOW ROAD	Glenview	IL	60025-7638
547	7515 N GRAND PRAIRIE DR	Peoria	IL	61602
568	4949 Ridge Avenue	Cincinnati	OH	45209-1034
576	52965 SR 933 NORTH	South Bend	IN	46637-3248
578	3316 Center Road	Brunswick	OH	44212
583	10661 SAN JOSE BLVD	Jacksonville	FL	32257
596	151 E. ASHLAND Street	Morton	IL	61550
597	10181 BLOOMINGDALE AVENUE	Riverview	FL	33578
618	120 LAUREN LANE	Woodstock	GA	30189
624	1870 Memorial Lane	Wood River	IL	62095

E-2

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

625	3390 COBB PARKWAY	Acworth	GA	30101
626	835 ROBERT RAYMONDS DRIVE	Lake St. Louis	MO	63367
641	6728 Colonnade Avenue	Viera	FL	32940
674	3980 WEDGEWOOD LANE	The Villages	FL	32162
677	3294 STEELYARD DRIVE	Cleveland	OH	44109
687	2611 PEACHTREE PARKWAY	Suwanee	GA	30024
717	3502 RIVER POINT PARKWAY	Sheridan	CO	80110-3309
726	125 S. Pennsylvania	Indianapolis	IN	46204

E-3

4915-4418-3891.4

STORE/Steak n Shake
Mortgage Loan Agreement
125 Properties
File No. 7210/02-1036

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 F-1 4915-4418-3891.4 EXHIBIT F EXCEPTION REPORT Those liens disclosed on the title reports and title commitments delivered to Lender which will be resolved by Debtor following the closing date in connection with the issuance of the final Title Policies.

STORE/Steak n Shake Mortgage Loan Agreement 125 Properties File No. 7210/02-1036 G-1 4915-4418-3891.4 EXHIBIT G RESTRICTED PARTIES Fortress Investment Group (or any affiliate thereof)